[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

eXHIBIT 10.2

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

BETWEEN

VERTEX PHARMACEUTICALS INCORPORATED

AND

CRISPR THERAPEUTICS AG

June 6, 2019

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

This STRATEGIC COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of June 6, 2019 (the “Execution Date”) by and between Vertex Pharmaceuticals Incorporated (“Vertex”) and CRISPR Therapeutics AG (“CRISPR”).  Vertex and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, CRISPR possesses certain Patents, Know-How, technology and expertise with respect to the CRISPR/Cas System (as defined below);

WHEREAS, Vertex possesses expertise in developing and commercializing human therapeutics;

WHEREAS, Vertex and CRISPR desire to enter into a strategic collaboration and license agreement to enable Vertex to research, develop, manufacture and commercialize products for the treatment of DMD and DM1 (each as defined below) using gene editing [***], including the CRISPR/Cas System (as defined below);

WHEREAS, pursuant to this Agreement, CRISPR will perform certain DM1 guide research activities related to initial guide work for DM1 in cells; and

WHEREAS, CRISPR will have the option to enter into a Co-Commercialization Agreement (as defined below) with Vertex for all DM1 Products.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1.	“Acquisition Transaction” has the meaning set forth in Section 4.4.2.
1.2.

“Adverse Event” has the meaning set forth in the Applicable Law for such term (or comparable term), and will generally mean any untoward medical occurrence in a subject in any Clinical Trial who has received a product, medical device or placebo, and which does not necessarily have a causal relationship with such product, medical device or placebo, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom or disease temporally associated with the use of the applicable product, medical device or placebo, whether or not related to such product, medical device or placebo.

1.3.

“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.  A Person will be regarded as in control of another Person if it (a) owns or controls more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect, or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.4.	“Agreement” has the meaning set forth in the Preamble.
1.5.	“Agreement Term” means the period commencing on the Effective Date and ending on the expiration of this Agreement pursuant to Section 10.1, unless terminated earlier as provided herein.
1.6.	“Alliance Manager” has the meaning set forth in Section 3.3.1.
1.7.	“Alternative Product” means any Product, other than a CRISPR Product, that is Researched, Developed, Manufactured or Commercialized by Vertex or its Affiliates or Sublicensees.
1.8.

“Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.9.

“Approval Application” means a BLA, NDA or similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological or pharmaceutical product in that country or group of countries.

1.10.	“Audited Party” has the meaning set forth in Section 6.9.
1.11.	“Auditing Party” has the meaning set forth in Section 6.9.
1.12.	“Available” has the meaning set forth in Section 1.33.
1.13.	“[***] Arbitration” means the arbitration process set forth in Schedule A.
1.14.	“[***] Expert” has the meaning set forth in Schedule A.
1.15.	“BLA” means a Biological License Application that is submitted to the FDA for marketing approval for a Product pursuant to 21 C.F.R. § 601.2.
1.16.	“[***]” means, [***].
1.17.	“[***]” means [***].
1.18.	“Breaching Party” means the Party that is believed by the other Party to be in material breach of this Agreement.
1.19.	“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.20.

“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Agreement Term, or the applicable part thereof during the first or last calendar quarter of the Agreement Term.

1.21.	“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Agreement Term.
1.22.

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

1.23.

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.  Notwithstanding the foregoing, with respect to CRISPR, the term “Change of Control” will not include any sale of shares of capital stock of CRISPR, in a single transaction or series of related transactions in which CRISPR issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.

1.24.	“Clinical Trial” means a study in humans that is conducted in accordance with GCP and is designed to generate data in support of an Approval Application.
1.25.	“Co-Commercialization Agreement” has the meaning set forth in Section 5.1.6(a).
1.26.

“Collaboration Agreement” means that certain Strategic Collaboration, Option and License Agreement entered into as of October 26, 2015 by and between Vertex, Vertex Pharmaceuticals (Europe) Limited, CRISPR Therapeutics, Inc., CRISPR, CRISPR Therapeutics Limited, and TRACR Hematology LTD.

1.27.	“Combination Product” has the meaning set forth in Section 1.122.
1.28.

“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct post-Marketing Approval studies (including Clinical Trials).  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.29.

“Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective.  With respect to any objective relating to the Research, Development or Commercialization of a Product, “Commercially Reasonable Efforts” means [***] taking into account, without limitation, with respect to each Product, [***] “Commercially Reasonable Efforts” shall be [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.30.	“Competitive Infringement” has the meaning set forth in Section 7.7.1.
1.31.	“Competitive Program” has the meaning set forth in Section 1.32.
1.32.	“Competitor” means [***] (each, a “Competitive Program”).
1.33.

“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, prior to, on or after the Execution Date, whether or not such Know-How or other information is identified as confidential at the time of disclosure.  The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information.  Notwithstanding any provision of this Section 1.33 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party; provided, in connection with the foregoing exclusions from protection, that specific Confidential Information shall not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively “Available”), merely because broader or related information is Available, nor shall combinations of elements or principles be considered to be Available merely because individual elements thereof are Available.

1.34.	“[***]” has the meaning set forth in Section 4.6.1(b).
1.35.

“Control” or “Controlled” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials.  Notwithstanding anything in this Agreement to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology.

1.36.	“Cost Report” has the meaning set forth in Section 6.3.2.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.37.

“Cover,” “Covered,” “Covering” or “Covers” means (a) as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation or exportation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification and (b) as to any Know-How and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the use or practice of such Know-How would infringe such Patent or, as to a pending claim included in such Patent, the use or practice of such Know-How would infringe such Patent if such pending claim were to issue in an issued patent without modification.

1.38.	“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).
1.39.	“CRISPR” has the meaning set forth in the Preamble.
1.40.	“CRISPR Agreement Breach” has the meaning set forth in Section 10.2.3(a).
1.41.	“CRISPR Background Know-How” means any Know-How, other than Joint Program Know-How and CRISPR Program Know-How, that (a) [***] and (b) [***].
1.42.	“CRISPR Background Patents” means any Patent, other than a Joint Program Patent, CRISPR Program Patent or CRISPR Platform Technology Patent that (a) [***] and (b) [***].
1.43.	“CRISPR Breach Event” has the meaning set forth in Section 10.2.3(a).
1.44.	“CRISPR Indemnified Party” has the meaning set forth in Section 9.1.
1.45.

“CRISPR In-License Agreements” means (a) the agreements set forth on Schedule B pursuant to which certain of the Licensed Technology Controlled by CRISPR or CRISPR Affiliates as of the Execution Date was in-licensed or acquired by CRISPR under the agreements with Third Party licensors or sellers (the “Existing CRISPR Agreements”), and (b) [***].

1.46.

“CRISPR Platform Technology Patents” means all Patents that are owned, used, developed by, or licensed to CRISPR or its Affiliates, in each case, to the extent Controlled by CRISPR or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming [***].  For the avoidance of doubt, the CRISPR Platform Technology Patents (i) do not include [***] and (ii) include [***].

1.47.

“CRISPR Product” means any Product Researched, Developed, Manufactured or Commercialized by Vertex or its Affiliates or Sublicensees that (i) is Covered by a Valid Claim of the Specified Intellectual Property Rights or (ii) contains an endonuclease that (x) is Covered by a Valid Claim of the Licensed Patents or (y) embodies all or any part of the Licensed Technology.

1.48.	“[***] Patent” has the meaning set forth in Section 7.2.
1.49.	“CRISPR Program Breach” has the meaning set forth in Section 10.2.3(a).
1.50.	“CRISPR Program Know-How” has the meaning set forth in Section 7.1.2(a).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.51.	“CRISPR Program Patents” has the meaning set forth in Section 7.1.2(a).
1.52.	“CRISPR Program Technology” has the meaning set forth in Section 7.1.2(a).
1.53.	“CRISPR/Cas System” means a clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) [***] and (b) [***].
1.54.

“Development” means all clinical and non-clinical research and development activities conducted after filing of an IND for a product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval.  When used as a verb, “Develop” or “Developing” means to engage in Development.

1.55.	“Disclosing Party” has the meaning set forth in Section 11.1.
1.56.	“Distracting Product” has the meaning set forth in Section 4.4.1.
1.57.

“Distributor” means a Third Party to whom Vertex grants a right to sell or distribute a Product, that does not make payments to Vertex that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sales of Products.

1.58.

“Divestiture” means, with respect to a Distracting Product, the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their development and commercialization rights with respect to such Distracting Product to a Third Party without the retention or reservation of any development or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms and conditions contained in the relevant agreements effectuating such transaction).  When used as a verb, “Divest” means to engage in a Divestiture.

1.59.	“DM1” means Myotonic Dystrophy Type 1.
1.60.	“DM1 Guide Research” means [***].
1.61.	“DM1 Guide Research Plan” means the research plan setting forth the design, optimization and research activities for the DM1 Guide Research.
1.62.	“DM1 Guide Research Plan Budget” has the meaning set forth in Section 2.1.1.
1.63.

“DM1 Guide Research Term” means the period of time beginning on the Effective Date and ending upon the [***] anniversary thereof; provided that [***] may, in its sole discretion, elect to terminate such DM1 Guide Research Term after the [***] anniversary of the Effective Date on [***] days’ prior written notice to [***]; and provided further, that, if [***] does not elect to terminate the DM1 Guide Research Term before such [***] anniversary and any DM1 Guide Research activities under the DM1 Guide Research Plan are incomplete on such [***] anniversary, [***] will, at [***] election, complete such activities, and the DM1 Guide Research Term will be extended for up to [***] additional months to complete such activities or such longer period as may be agreed upon by both Parties.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.64.

“DM1 Product” means a Product that is intended to treat, ameliorate or prevent DM1 that is being Researched, Developed, Manufactured or Commercialized by Vertex (or its Affiliates or Sublicensees) (subject to Section 5.1.6).

1.65.

“DM1 Program” means the program of Research, Development, Manufacturing and Commercialization activities for DM1 Products conducted by Vertex (or its Affiliates or Sublicensees) (subject to Section 5.1.6) pursuant to this Agreement.

1.66.	“DM1 Program Data Package” means, with respect to the DM1 Program, a data package containing [***].
1.67.	“DM1 Program Option” has the meaning set forth in Section 5.1.6(a).
1.68.	“DMD” means Duchenne Muscular Dystrophy.
1.69.	“DMD Product” means a Product that is intended to treat, ameliorate or prevent DMD that is being Researched, Developed, Manufactured or Commercialized by Vertex (or its Affiliates or Sublicensees).
1.70.

“DMD Program” means the program of Research, Development, Manufacturing and Commercialization activities for DMD Products conducted by Vertex (or its Affiliates or Sublicensees) pursuant to this Agreement.

1.71.	“DOJ” has the meaning set forth in Section 4.7.1.
1.72.

“Effective Date” means the later of (a) the Execution Date or (b) the fourth Business Day after the Schedule Revision Date, provided that the Effective Date shall not occur if either Party has exercised its termination right under Section 10.2.1.

1.73.	“EMA” means the European Medicines Agency and any successor entity thereto.
1.74.	“European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.
1.75.

“European Union” or “EU” means (a) the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization, (b) any member country of the European Economic Area that is not otherwise a member of the European Union, and (c) any country not otherwise included in clauses (a) or (b) that participates in the unified filing system under the auspices of the EMA.  For clarity, European Union will at all times be deemed to include each of Italy, Germany, France, the United Kingdom and Spain.

1.76.	“Exclusive License” has the meaning set forth in Section 4.1.1.
1.77.	“Execution Date” has the meaning set forth in the preamble hereto.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.78.	“Executive Officer Resolution Period” has the meaning set forth in Section 3.1.3.
1.79.	“Executive Officers” means the Chief Executive Officer of CRISPR, initially Samarth Kulkarni, and the Chief Executive Officer of Vertex, initially Jeffrey Leiden.
1.80.	“Existing CRISPR Agreement” has the meaning set forth in Section 1.45.
1.81.	“Exon” means, [***]
1.82.	“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.83.	“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.84.	“Field” means the diagnosis, treatment or prevention of DMD or DM1 in humans.
1.85.

“First Commercial Sale” means with respect to a Product, the first sale of such Product by Vertex, its Affiliate or its Sublicensee to a Third Party resulting in Net Sales in a particular country after any required Marketing Approval for the Product has been obtained in such country.

1.86.

“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

1.87.	“FTC” has the meaning set forth in Section 4.7.1.
1.88.	“FTE Rate” means, $[***]; provided that [***].
1.89.	“GAAP” means United States generally accepted accounting principles, consistently applied.
1.90.

“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and Governmental Authorities in countries for which the applicable Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.

1.91.	“[***] Joint Program Know-How” has the meaning set forth in Section 7.1.2(d).
1.92.	“[***] Joint Program Patents” has the meaning set forth in Section 7.1.2(d).
1.93.	“[***] Joint Program Technology” has the meaning set forth in Section 7.1.2(d).
1.94.	“[***]” means [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.95.

“Generic Product” means, with respect to a particular Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that did not purchase such product in a chain of distribution that included any of Vertex or its Affiliates or Sublicensees, that (a) is approved by the applicable Regulatory Authority, under any then-existing laws and regulations in the applicable country pertaining to approval of generic or biosimilar biologic products, as a “generic” or “biosimilar” version of such Product, which approval uses such Product as a reference product and relies on or references pivotal safety or efficacy data in the Approval Application for such Product or (b) otherwise meets the criteria for constituting a “biosimilar” or “interchangeable” product pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. § 262(k)) or EMA Directive 2001/83/EC or any foreign equivalent thereof or successors thereto.

1.96.

“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.

1.97.	“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.98.	“HSR” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
1.99.

“HSR Clearance Date” means the first date that (a) the waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under HSR shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof shall be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement shall be pending.

1.100.

“IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto.  References herein to IND will include, to the extent applicable, any comparable filings outside the United States.

1.101.	“Indemnified Party” has the meaning set forth in Section 9.3.
1.102.	“Indemnifying Party” has the meaning set forth in Section 9.3.
1.103.	“Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the first human subject in such Clinical Trial.
1.104.	“Insolvency Event” has the meaning set forth in Section 10.2.5.
1.105.	“Joint Advisory Committee” or “JAC” has the meaning set forth in Section 3.1.1.
1.106.

“Joint Development Agreement” means that certain Joint Development and Commercialization Agreement entered into as of December 12, 2017 by and between Vertex, Vertex Pharmaceuticals (Europe) Limited, CRISPR Therapeutics, Inc., CRISPR, CRISPR Therapeutics Limited, and TRACR Hematology LTD.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.107.	“Joint Program Know-How” means [***] Joint Program Know-How, [***] Joint Program Know-How and Other Joint Program Know-How.
1.108.	“Joint Program Patents” means [***] Joint Program Patents, [***] Joint Program Patents and Other Joint Program Patents.
1.109.	“Joint Program Technology” means [***] Joint Program Technology, [***] Joint Program Technology and Other Joint Program Technology.
1.110.

“Know-How” means intellectual property, Materials, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.

1.111.	“Knowledge” means [***].
1.112.	“Liability” has the meaning set forth in Section 9.1.
1.113.	“Licensed Know-How” means [***].
1.114.	“Licensed Patents” means [***].
1.115.	“Licensed Technology” means, subject to Section 4.1.3 and Section 4.6.2, any and all Licensed Patents and Licensed Know-How.
1.116.	“Major Market Country” means any one of the following countries: [***].
1.117.

“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.118.

“Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to the European Union, approval of an Approval Application for such Product by the European Commission.  For clarity, Marketing Approval excludes Price Approval.

1.119.

“Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Clinical Trial samples, cell lines, assays, viruses and vectors.

1.120.	“Milestone Payments” has the meaning set forth in Section 4.6.1(d).
1.121.	“NDA” means a new drug application that is submitted to the FDA for marketing approval for a Product, pursuant to 21 C.F.R. § 314.3.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.122.

“Net Sales” means the gross invoiced price for a Product sold by Vertex (including sales generated from named patient and compassionate use programs and excluding sales deferred for GAAP accounting purposes until such sales are recognized), its Affiliates or Sublicensees (the “Selling Party”) to Third Parties, less the following deductions from such gross amounts:

(a)	[***];
(b)	[***];
(c)	[***];
(d)	[***]; and
(e)	[***].

Generally, only items that are deducted from the Selling Party’s gross invoiced sales price of Product(s), as included in the Selling Party’s published financial statements and that are in accordance with GAAP, applied on a consistent basis, will be deducted from such gross invoiced sales price for purposes of the calculation of Net Sales.  However, compulsory payments required by federal or state governments based upon sales volume or market share of Product(s) (but for clarity excluding taxes on the Selling Party’s net income), to the extent borne by the Selling Party, will be deducted from “Net Sales” regardless of its classification in the Selling Party’s published financial statements; provided that any such deduction will be limited to that share of such compulsory payment proportional to the share of the total sales volume or market share of the Selling Party used to compute the compulsory payment represented by applicable Net Sales of Product(s).

A qualifying amount may be deducted only once regardless of the number of the preceding categories that describe such amount.  If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any royalties due will be reported with the next quarterly report.  Sales between or among Vertex, its Affiliates and Sublicensees will be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales will include the subsequent final sales to Third Parties by Vertex or any such Affiliates or Sublicensees.  A Product will not be deemed to be sold if the Product is provided free of charge to a Third Party in reasonable quantities as a sample consistent with industry standard promotional and sample practices.  [***].

If a sale, transfer or other disposition with respect to a Product involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition will be calculated on the [***].

Solely for purposes of calculating Net Sales, if Vertex or its Affiliates or any permitted Sublicensee sells a combination product containing both a Product and one or more other therapeutically or prophylactically active ingredients or delivery devices (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to CRISPR pursuant to this Agreement will be calculated by multiplying actual Net Sales of such Combination Product as determined in the first

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

paragraph of the definition of “Net Sales” by the fraction A/(A+B) where [***].  The weighted average invoice prices referenced above will be calculated with reference to the prevailing prices during the applicable Calendar Quarter in those top selling countries that equate to [***]% of Net Sales of the applicable Product in the Territory, with the prices weighted in the calculation to reflect the actual relative sales value of the Product in each of the countries to which the calculation relates.  If it is not possible to determine the fraction A/(A+B) based on the criteria specified in the preceding sentence (e.g., if a Product component is not sold separately), the Parties shall determine Net Sales for the Product in such Combination Product in good faith by mutual agreement [***].

1.123.	“[***]” has the meaning set forth in Section 4.6.1(a).
1.124.	“Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.
1.125.	“[***]” has the meaning set forth in Section 4.6.1(d).
1.126.	“Non-Disclosing Party” has the meaning set forth in Section 11.5.3.
1.127.	“[***] Agreement” means that certain [***] Agreement entered into as of the Execution Date by and between the Parties.
1.128.

“Other CRISPR-Vertex Agreement” means the Collaboration Agreement, the [***] Agreement, the Joint Development Agreement, and any other agreement entered into pursuant thereto or hereto between Vertex or any of its Affiliates, on the one hand, and CRISPR or any of its Affiliates, on the other hand.

1.129.	“Other Joint Program Know-How” has the meaning set forth in Section 7.1.2(e).
1.130.	“Other Joint Program Patents” has the meaning set forth in Section 7.1.2(e).
1.131.	“Other Joint Program Technology” has the meaning set forth in Section 7.1.2(e).
1.132.

“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees of such Party.

1.133.	“Outside Date” means (i) with respect to the DMD Program, the [***] anniversary of the Execution Date and (ii) with respect to the DM1 Program, the [***] anniversary of the Execution Date.
1.134.	“Party” or “Parties” has the meaning set forth in the Preamble.
1.135.	“Patent Coordinator” has the meaning set forth in Section 7.4.
1.136.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance, disbursement and other reasonable Out-of-Pocket Costs paid to Third Parties, in connection with the Prosecution and Maintenance of Patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.137.

“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.138.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.139.	“Phase 1 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.
1.140.

“Pivotal Clinical Study” means a Clinical Trial that is intended (as of the time the Clinical Trial is Initiated) to obtain sufficient data and results to support the filing of an Approval Application.

1.141.

“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.142.	“Proceeding” means an action, suit or proceeding.
1.143.

“Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, (a) components of a [***], or (b) the resulting modified human cells or tissue, or another cell- or tissue-based product, or any other therapeutic product [***], in each case ((a) and (b)), for use in the Field.

1.144.	“[***] Joint Program Know-How” has the meaning set forth in Section 7.1.2(c).
1.145.	“[***] Joint Program Patents” has the meaning set forth in Section 7.1.2(c).
1.146.	“[***] Joint Program Technology” has the meaning set forth in Section 7.1.2(c).
1.147.	“Program” means the DMD Program or the DM1 Program, as applicable.
1.148.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations, reissues and requests for patent term adjustments with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.

1.149.	“Receiving Party” has the meaning set forth in Section 11.1.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.150.

“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the Research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval.

1.151.

“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

1.152.

“Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation as an “Orphan Licensed Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) all supplements and amendments to any of the foregoing; and (d) any correspondence with Regulatory Authorities in connection with any of the foregoing.

1.153.

“Research” means conducting research activities to discover and advance products, including pre-clinical studies and optimization, but specifically excluding Development and Commercialization.  When used as a verb, “Researching” means to engage in Research.

1.154.

“Research Costs” means the costs and expenses that are actually incurred by or on behalf of a Party and specifically identifiable or specifically allocable to the Research activities conducted by such Party, including: (a) a Party’s and its Affiliates fully absorbed internal costs with respect to such activities; and (b) all Out-of-Pocket Costs incurred by a Party or its Affiliates, including payments made to Third Parties with respect to such Research activities (except to the extent that such costs have been included in internal costs).  [***]. All other costs will be determined from the books and records of the applicable Party and its Affiliates maintained in accordance with GAAP.

1.155.

“Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) reflected in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information.  A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.  In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any valid patent claim owned or Controlled by the Disclosing Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.156.

“Royalty Term” means, with respect to a Product in a country, the period commencing on the First Commercial Sale of such Product in such country and ending upon the later of: (a) the expiration of the last Valid Claim of a Licensed Patent, [***] Patent or [***] Joint Program Patent that Covers such Product in such country; (b) [***] years after the First Commercial Sale of such Product in such country; or (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.

1.157.

“Schedule Revision Date” means the earlier of (a) the fifth day following the HSR Clearance Date and (b) the day on or after the HSR Clearance Date on which CRISPR provides to Vertex either (i) CRISPR’s supplemental or additional schedules (if any) pursuant to the proviso in the first sentence of Section 8.2, and a notice that no further supplemental, additional or updated schedules will be provided, or (ii) instead of providing any such supplemental, additional or updated schedules, a notice that no further supplemental, additional or updated schedules will be provided.

1.158.	“Selling Party” has the meaning set forth in Section 1.122.
1.159.	“Setoff Amount” has the meaning set forth in Section 10.3.2.
1.160.	“[***]” has the meaning set forth in Section 10.3.3(a).
1.161.	“Specified Agreement No. 1” means [***].
1.162.	“Specified Agreement No. 2” means [***].
1.163.	“Specified Endonuclease Agreement” means [***].
1.164.

“Specified Intellectual Property Rights” means all rights, title and interest in [***]; and any worldwide patents and patent applications claiming priority thereto and all inventions covered or claimed by such patent applications (together with all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing).

1.165.	“Specified Third Party Intellectual Property” means[***].
1.166.	“Subcontractor” means, with respect to a Party, a consultant, subcontractor or other vendor engaged by such Party or its Affiliates to perform activities under this Agreement.
1.167.

“Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, any licensed right under any Patent, Know-How or other intellectual property right.  When used as a noun, “Sublicense” means any agreement to Sublicense.

1.168.

“Sublicensee” means an Affiliate or Third Party, other than a Distributor, to whom Vertex (or any of its Affiliates or Sublicensees) sublicenses any of the rights granted to Vertex hereunder during the Agreement Term.  For clarity, any such Third Party will only be deemed a Sublicensee with respect to a given Product if such Third Party directly or indirectly receives a grant of rights from Vertex or any Affiliate thereof with respect to such Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.169.	“Target” means [***] of which is associated with a human disease and which is to be edited, [***] in order to treat, ameliorate or prevent such disease.
1.170.	“Targeting” means [***] a Target or [***] thereof; provided, that with respect to [***], Targeting means [***].
1.171.	“Territory” means all countries of the world.
1.172.	“Third Party” means any Person other than Vertex, CRISPR or their respective Affiliates.
1.173.

“Third Party Obligations” means any non-financial encumbrances, obligations, restrictions, or limitations imposed by [***] that are required to be passed through to a sublicensee and relate to a Product, including field or territory restrictions, covenants, diligence obligations or limitations pertaining to enforcement of intellectual property rights.

1.174.	“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.
1.175.

“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which will not, in the country in question, have been cancelled, withdrawn or abandoned.  Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] years, or [***], will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.

1.176.	“Vertex” has the meaning set forth in the Preamble.
1.177.	“Vertex Background Know-How” means any Know-How, other than Joint Program Know-How and Vertex Program Know-How, that [***].
1.178.	“Vertex Background Patents” means any Patent, other than a Joint Program Patent or Vertex Program Patent that [***].
1.179.	“Vertex Indemnified Party” has the meaning set forth in Section 9.2.
1.180.	“Vertex Program Know-How” has the meaning set forth in Section 7.1.2(b).
1.181.	“Vertex Program Patents” has the meaning set forth in Section 7.1.2(b).
1.182.	“Vertex Program Technology” has the meaning set forth in Section 7.1.2(b).
1.183.	“Vertex Technology” means (a) the Vertex Background Know-How, (b) the Vertex Background Patents, (c) the Vertex Program Technology and (d) Vertex’s interest in any Joint Program Technology.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 2.
DM1 GUIDE RESEARCH

2.1.	DM1 Guide Research Program.
2.1.1.

DM1 Guide Research Plan.  During the DM1 Guide Research Term, CRISPR will use Commercially Reasonable Efforts to conduct the Research activities set forth in the DM1 Guide Research Plan in accordance with the criteria and timeframes set forth therein.  The DM1 Guide Research Plan will include, where applicable, (a) a description of the process and criteria to be used by CRISPR to perform the DM1 Guide Research, (b) projected timelines for activities under the DM1 Guide Research Plan, (c) a budget for activities under such DM1 Guide Research Plan, which budget shall not exceed the amounts specified in the budget criteria attached hereto as Schedule D-2 (the “DM1 Guide Research Plan Budget”), and (d) decision points and associated criteria for the DM1 Guide Research.  The initial DM1 Guide Research Plan is attached hereto as Schedule D-1.  The DM1 Guide Research Plan may only be amended by approval of a proposed amendment thereto by the JAC, acting by consensus.  If the JAC cannot reach agreement on a proposed amendment of the DM1 Guide Research Plan within [***] days of the date that the JAC first considers such proposed amendment, such matter will be escalated to the Executive Officers for resolution.  If the Executive Officers do not reach agreement on whether to approve such proposed amendment within [***] days of the escalation of such matter to the Executive Officers, such proposed amendment of the DM1 Guide Research Plan will not take effect.

2.1.2.

Conduct of the Research.  CRISPR will, and will require its Affiliates and Subcontractors to, comply with all Applicable Laws in its and their conduct of the activities under the DM1 Guide Research Plan, including where appropriate cGMP and GLP (or similar standards). CRISPR will dedicate such number of FTEs as is reasonably required to perform the activities under the DM1 Guide Research Plan. For the avoidance of doubt, the DM1 Guide Research shall not be conducted in animals.

2.1.3.

Subcontractors.  CRISPR may engage one or more Subcontractors to perform any work under DM1 Guide Research Plan with Vertex’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that [***] or (b) identified on Schedule E.  Each contract between CRISPR and a Subcontractor will be consistent with the provisions of this Agreement (including ARTICLE 7 and ARTICLE 11).  CRISPR will be responsible for the effective and timely management of and payment of its Subcontractors.  The engagement of any Subcontractor in compliance with this Section 2.1.3 will not relieve CRISPR of its obligations under this Agreement or the DM1 Guide Research Plan.  CRISPR will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.

2.1.4.

Briefing the JAC.  At each regularly scheduled meeting of the JAC, CRISPR will provide reasonably detailed progress updates on activities conducted under the DM1 Guide Research Plan along with a reasonable summary of data associated with such Research activities, which updates and summaries will be provided to JAC members at least [***] days in advance of any JAC meeting.  The agenda for meetings of the JAC will be set by the JAC representatives.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.1.5.	Research Costs. Vertex will reimburse CRISPR for a portion of Research Costs for DM1 Guide Research incurred by CRISPR in accordance with Section 6.3.
2.1.6.	End of DM1 Guide Research Term. Following the conclusion of the DM1 Guide Research Term, [***] will have no further obligation to perform any additional Research activities under this Agreement.

ARTICLE 3.

GOVERNANCE

3.1.	Joint Advisory Committee.
3.1.1.

Formation.  Within [***] days after the Effective Date, the Parties will establish a joint advisory committee (the “Joint Advisory Committee” or “JAC”) to oversee and coordinate Research and Development activities under this Agreement and perform such other duties specifically described in this Agreement.  The JAC will be comprised of [***] representatives from each Party, with one such representative having [***].  The JAC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.  The JAC will meet in person at least (i) once per Calendar Quarter during the DM1 Guide Research Term and (ii) twice per Calendar Year in each Calendar Year following the conclusion of the DM1 Guide Research Term, on such dates and at such times and places as agreed to by the members of the JAC.  The purpose of the JAC will be to provide a forum for information sharing relating to Research and Development activities conducted pursuant to this Agreement, including information pertaining to Manufacturing as it relates to such Research and Development activities, including commercial scale-up.  The JAC will have no decision-making authority except as expressly provided in Sections 2.1.1 and 3.1.2(e).  Each Party will be responsible for its own expenses relating to attendance at or participation in JAC meetings.

3.1.2.	Responsibilities. The JAC will:
(a)	review and discuss any amendments to the DM1 Guide Research Plan and the corresponding DM1 Guide Research Plan Budget;

(b)	provide comments and recommendations to each Party with respect to the conduct of activities under the DMD Program, the DM1 Program and the DM1 Guide Research;

(c)

provide a forum for the Parties to discuss the objectives and progress under the DMD Program, the DM1 Program and the DM1 Guide Research, and to exchange and review scientific information and data relating to the activities being conducted thereunder;

(d)	provide a forum for the Parties to discuss any material Licensed Know-How disclosed by CRISPR as described in Section 4.2.2;

(e)	determine [***]; and

(f)	perform such other duties as are specifically assigned to the JAC under this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.1.3.

Third Party Expert Determination.  With respect to Section 3.1.2(e) above, if the JAC cannot reach agreement within [***] days of the date that the JAC first considers whether such criteria have been met, such matter will be escalated to the Executive Officers for resolution.  If the Executive Officers do not reach agreement within [***] days of the escalation of such matter to the Executive Officers (the “Executive Officer Resolution Period”), then such dispute shall be resolved by an independent expert selected mutually by the Parties (or, if the Parties cannot agree on such an expert within [***] days following the Executive Officer Resolution Period, each Party shall appoint an independent expert, and such independent experts shall select a third independent expert, in which case, the determination of the experts shall be made by a majority of such panel of three experts).  Either Party may initiate expert determination by giving written notice to the other Party.  The expert(s), once appointed, shall have no ex parte communications with either Party concerning the expert determination or the underlying dispute.  The Parties agree to cooperate fully in the expeditious conduct of such expert determination and to provide the expert(s) with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.  Before issuing a final decision, the expert(s) shall issue a draft report and allow the Parties to comment on it, and shall thereafter issue a final, written, reasoned decision.  The expert(s) shall endeavor to resolve the dispute within [***] days (but no later than [***] days) after his, her or their appointment, taking into account the circumstances requiring an expeditious resolution of the matter in dispute.  The decision of the expert(s) shall be final and binding on the Parties.  The costs of the expert determination shall be shared equally by the Parties, regardless of the outcome of the determination.

3.1.4.	Discontinuation of the JAC. The JAC will continue to exist until the first to occur of [***].
3.2.

Other Committees.  The Parties may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate the activities under this Agreement.  Any dispute arising from such committees or working groups will be escalated to the JAC for resolution.

3.3.	Alliance Managers.
3.3.1.

Appointment.  Within [***] days following the Effective Date each Party will appoint (and notify the other Party of the identity of) a representative of such Party to act as its alliance manager under this Agreement (each an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by written notice to the other Party.

3.3.2.

Specific Responsibilities.  The Alliance Managers may be, but will not be required to be, members of the JAC.  The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement and will have the following responsibilities:

(a)	schedule meetings of the JAC and circulate draft written minutes from each meeting within [***] days after each such meeting;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)	facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;

(c)	coordinate the various functional representatives of each Party, as appropriate, in developing and executing strategies and plans for Products;

(d)	provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues;

(e)	coordinate and facilitate budget, finance and billing activities as overseen by the JAC; and

(f)	perform such other functions as requested by the JAC.

ARTICLE 4.
LICENSE GRANTS; TECHNOLOGY TRANSFER

4.1.	License Grants.
4.1.1.

License Grant to Vertex.  Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Vertex and its Affiliates an exclusive (subject to Section 5.1), royalty-bearing, license under CRISPR’s and its Affiliates’ interest in the Licensed Technology to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export and Commercialize Products in the Field in the Territory (such license, the “Exclusive License”).

4.1.2.

Sublicensing.  Vertex may grant sublicenses through multiple tiers to one or more Sublicensees of any and all rights granted to Vertex by CRISPR under the Exclusive License; provided that Vertex, its Affiliates and its Sublicensees shall only be permitted to grant a Sublicense to conduct any Commercialization activities with respect to a Product [***] with CRISPR’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed and provided, further, that no such consent will be needed with respect to any Sublicense (a) granted to a Third Party to conduct Commercialization activities with respect to a Product in [***] (and not any other [***]), (b) granted to a Distributor or other Third Party to conduct activities on Vertex’s or its Affiliates’ or any Sublicensee’s behalf or (c) granted to a Third Party to Manufacture Products on Vertex’s or its Affiliates’ or any Sublicensee’s behalf.  Each such Sublicense will be subject and subordinate to, and consistent with, the terms and conditions of this Agreement and will require such Sublicensee to comply with all applicable terms of this Agreement and all Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing (or via electronic data room). Vertex, and each Sublicensee that grants a further Sublicense, shall promptly provide CRISPR with a copy of each fully executed Sublicense agreement that includes any sublicense granted hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 4.1.2); provided that, Vertex and its Sublicensees shall not be required to provide CRISPR with a copy of any sublicense that is granted on a non-exclusive basis to a Subcontractor solely to enable such Subcontractor to perform Research, Development, Manufacturing or

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Commercialization activities on behalf of and solely for the benefit of Vertex, its Affiliates or any Sublicensee pursuant to this Agreement.  Vertex shall remain primarily liable to CRISPR for the performance of all of Vertex’s obligations under, and Vertex’s compliance with all provisions of, this Agreement.

4.1.3.

License Conditions; Limitations.  Subject to Section 4.6, any rights and obligations hereunder, including the rights granted pursuant to the Exclusive License, are subject to and limited by any applicable Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing (or via electronic data room) (a) with respect to Third Party Obligations existing as of the Execution Date, prior to the Execution Date, and (b) with respect to Third Party Obligations arising after the Execution Date, on or prior to the date on which such Third Party Obligations arise.  Vertex may [***] any Third Party Patents and Know-How to which such Third Party Obligations [***].  If Vertex does not [***] such Third Party Patents and Know-How [***], such Third Party Patents and Know-How [***] under this Agreement and Vertex will be subject to the Third Party Obligations [***].

4.1.4.	Licenses to Improvements.
(a)

License to CRISPR.  Subject to the terms and conditions of this Agreement, Vertex hereby grants to CRISPR a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable, license to all improvements or modifications to the CRISPR Platform Technology Patents, CRISPR Background Patents (to the extent existing on the Effective Date or otherwise claiming the CRISPR Background Know-How set forth on Schedule F), [***] or CRISPR Background Know-How set forth on Schedule F (as may be supplemented by mutual written agreement of the Parties from time to time), whether or not patentable, that arise in the course of performing activities under this Agreement, including Research, Development, Manufacturing or Commercialization activities for a Product, that are Controlled by Vertex or its Affiliates to make, have made, use, sell, keep, offer for sale, export and import products (including Products to the extent permitted by this Agreement), subject to Section 4.4.

(b)

License to Vertex.  Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Vertex a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable license to all improvements or modifications to the Vertex Background Know-How or Vertex Background Patents, whether or not patentable, that arise in the course of performing activities under this Agreement, including the DM1 Guide Research, that are Controlled by CRISPR or its Affiliates to make, have made, use, sell, keep, offer for sale, export and import products (including Products).

4.1.5.

License to Enabling Vertex Technology.  Subject to the terms and conditions of this Agreement, Vertex hereby grants to CRISPR a limited, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable license to all Vertex Technology, whether or not patentable, solely to the extent necessary for CRISPR to perform its obligations under this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.2.	Technology Transfer.
4.2.1.

Initial Transfer of Know-How and Materials.  With respect to any material Licensed Know-How existing as of the Effective Date that is relevant to activities in the Field, CRISPR will transfer to Vertex, within [***] days after the Effective Date, (i) a copy of such Licensed Know-How in documented form (whether held in paper or electronic format) and (ii) reasonable quantities of tangible Materials that embody such Licensed Know-How, in each case ((i) and (ii)), to the extent Controlled by CRISPR as of the Effective Date; provided that [***].

4.2.2.	[***].
4.2.3.	[***].
4.2.4.	Rights of Reference.
(a)

To CRISPR.  Vertex hereby grants to CRISPR the right to rely upon and a right to copy, access, and otherwise use, all Adverse Event information pertaining to each Product (except for any Alternative Product that is not Covered by and does not embody the Licensed Technology) as reasonably required in connection with the Development and Commercialization of products (including the Products to the extent permitted under the Co-Commercialization Agreement, if applicable), and Vertex shall, if requested by CRISPR, provide a signed statement that CRISPR may rely on, and the Regulatory Authority may access, in support of CRISPR’s application for Regulatory Approval of such products.

(b)

To Vertex.  CRISPR hereby grants to Vertex the right to rely upon and a right to copy, access, and otherwise use, all Adverse Event information Controlled by CRISPR with respect to any products that are Covered by or embody any of the Licensed Technology, as reasonably required in connection with the Development and Commercialization of Products, and CRISPR shall, if requested by Vertex, provide a signed statement that Vertex may rely on, and the Regulatory Authority may access, in support of Vertex’s application for Regulatory Approval of Products.

4.3.

No Implied Licenses.  All rights in and to Licensed Technology not expressly licensed or assigned to Vertex under this Agreement are hereby retained by CRISPR or its Affiliates.  Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.

4.4.	Exclusivity.
4.4.1.	[***].
4.4.2.	[***]:
(a)	[***];
(b)	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)	[***].

[***].

4.5.	Change of Control. If there is a Change of Control of CRISPR, [***].
4.6.	[***] Agreements; Opt-Out.
4.6.1.	[***].
(a)

Certain Licensed Technology [***] during the Agreement Term pursuant [***].  For any [***] pursuant to which [***], CRISPR will use Commercially Reasonable Efforts to ensure that [***] with the same [***] (including the right for Vertex [***]) [***] would be [***] and [***] other potential or actual [***].  For clarity, with respect to [***].  If CRISPR is [***], (i) CRISPR will so notify Vertex, and the Parties will [***] and (ii) CRISPR will not [***].

(b)

If [***] is contemplating [***], then, with respect to each [***] Vertex and CRISPR shall negotiate in good faith towards an [***].  If the Parties are unable to [***], such dispute shall be resolved in accordance with Schedule A. Following determination of such equitable allocation in accordance with this Section (b), [***] will reimburse [***] in accordance with Section 6.5 for any amounts [***], and [***] shall be solely responsible for all other amounts paid under and, other than the portion payable by [***] pursuant to such equitable allocation, payable under [***].

(c)

If [***] is contemplating [***], then (1) [***] may request that [***] use, in which case [***] shall use, Commercially Reasonable Efforts to [***], and such request must be made to [***] in writing within [***] Business Days after the disclosure described in Section 4.6.2(c)(i) is made to [***]; (2) [***] shall be responsible for payment of [***] percent ([***]%) of any obligation due in connection with [***]; and (3) all Know-How and Patents [***].  Notwithstanding the foregoing, if [***] is unsuccessful in [***], [***] shall provide [***] with prompt written notice thereof, and the provisions of Section 4.6.1(b) will apply, provided that, notwithstanding clause (ii) of Section 4.6.1(b), [***] will only have [***] Business Days after receipt of such written notice to elect to [***].

(d)

If (i) [***], payment obligations arising thereunder shall be allocated as follows:  (A) [***] shall be and remain responsible for payment of [***] percent ([***]%) of any obligations that are due in connection with [***]; (B) [***] shall partially reimburse [***] for [***]  Except as expressly set forth in the preceding sentence, [***] shall be solely responsible for all amounts payable [***].  Notwithstanding anything to the contrary in this Agreement, the [***] are hereby deemed to be [***], and any amounts payable thereunder shall be treated in accordance with this Section 4.6.1(d).

4.6.2.	[***]. Notwithstanding Section 4.6.1, Vertex [***] with respect to one or more [***] and, thereafter, [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

4.7.	HSR Filings.
4.7.1.

Each of Vertex and CRISPR agrees to prepare and make appropriate filings under HSR, and other antitrust requirements relating to this Agreement and the transactions contemplated hereby as soon as reasonably practicable after the Execution Date (but no later than [***] Business Days after the Execution Date), and Vertex shall bear the filing fees associated with any HSR filing, but each Party shall otherwise bear its own costs in connection with such filings.  The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (“FTC”), the Antitrust Division of the Department of Justice (“DOJ”) and any other agency or authority, any information reasonably requested by them in connection with such filings.  With respect to the HSR and other filings made pursuant to this Section 4.7.1, each of Vertex and CRISPR shall, to the extent practicable: (a) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and, subject to Applicable Laws, discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (b) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such the FTC, the DOJ or any other agency or authority, give the other Party the opportunity to attend and participate thereat; and (c) furnish the other Party with copies of all correspondence and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Agreement.

4.7.2.

In furtherance of obtaining clearance for an HSR filing filed pursuant to this Section 4.7, CRISPR and Vertex will use their respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law.  In connection with obtaining such HSR clearance from the FTC, the DOJ or any other Governmental Authority, Vertex and its Affiliates will not be required to (i) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of Vertex or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (i) above.

4.7.3.

Other than the provisions of this Section 4.7, Section 8.1, Section 8.2, Sections 8.3.1 through 8.3.6, ARTICLE 11, Section 10.2.1, Section 12.5, and Section 12.11, and all definitions necessary to give effect to the foregoing provisions, each of which shall each become effective on the Execution Date, the rights and obligations of the Parties under this Agreement shall not become effective until the Effective Date.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 5.
RESEARCH, DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION OF PRODUCTS

5.1.	Research and Development.
5.1.1.	Responsibility. Except as otherwise provided in this Agreement, Vertex will be solely responsible for, and will have sole and exclusive control over, the Research and Development of Products.
5.1.2.

Subcontractors.  Vertex may engage one or more Subcontractors to perform its Research or Development activities contemplated by this Agreement with respect to Products.  Each contract between Vertex and a Subcontractor will be consistent with the provisions of this Agreement (including ARTICLE 7 and ARTICLE 11).  Vertex will be responsible for the effective and timely management of and payment of its Subcontractors.  The engagement of any Subcontractor in compliance with this Section 5.1.2 will not relieve Vertex of its obligations under this Agreement.  Vertex will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.

5.1.3.

Right of Observation.  Upon CRISPR’s reasonable request, Vertex will provide to CRISPR the opportunity for up to [***] CRISPR personnel designated by CRISPR (such that the normal business operations of Vertex are not interfered with) to observe the material clinical and regulatory Development activities of Vertex under the DMD Program, at locations designated by Vertex during normal business hours and upon reasonable advanced notice, provided that such observation does not (i) delay, interfere with or adversely affect the normal operations of Vertex, or (ii) expose any such CRISPR personnel to any Confidential Information of a Third Party that Vertex is prohibited from disclosing to such CRISPR personnel.  To the extent that Development activities are conducted at locations owned by a Vertex Sublicensee or Subcontractor, such right of observation shall apply to such Sublicensee or Subcontractor locations to the extent permitted by the applicable Sublicensee or Subcontractor agreement, and Vertex shall use good faith efforts to obtain such permission in each such applicable Sublicensee or Subcontractor agreement.

5.1.4.

Research and Development Diligence. Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Research and Develop (a) [***], and (b) [***], in each case ((a) and (b)), in all Major Market Countries.  [***]

5.1.5.

Reporting. For so long as Vertex is conducting Research and/or Development activities for the DMD Program or the DM1 Program, no later than [***] and [***] of each Calendar Year, Vertex will provide CRISPR with a reasonably detailed report regarding the status of Vertex’s Research and Development under such DMD Program and DM1 Program.  Such reports may be provided to CRISPR in conjunction with meetings and other communications between the representatives of Vertex and CRISPR on the JAC.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.1.6.	CRISPR Option Under DM1 Program.
(a)

Option Exercise.  CRISPR shall have the option to enter into a worldwide co-exclusive (with Vertex) co-development and co-commercialization agreement (the “Co-Commercialization Agreement”) for all DM1 Products (the “DM1 Program Option”), which option may be exercised by CRISPR by providing written notice of such exercise to Vertex as described in this Section 5.1.6(a). Vertex shall give CRISPR at least [***] days’ prior written notice of its intention to file the first IND submission for a DM1 Product under the DM1 Program.  Following CRISPR’s receipt of such written notice, CRISPR will have until [***] days after the date of the first IND submission for a DM1 Product under the DM1 Program to exercise the DM1 Program Option.  If CRISPR is interested in exercising the DM1 Program Option, CRISPR may, at any time during the period beginning [***] days prior to the anticipated first IND submission for a DM1 Product under the DM1 Program and ending [***] Business Days after such IND submission (after Vertex has given CRISPR written notice thereof), request the DM1 Program Data Package by providing written notice to Vertex (the “DM1 Program Information Notice”), and Vertex will deliver to CRISPR the DM1 Program Data Package within [***] days of the date of such notice.  CRISPR shall have the right to issue a DM1 Program Information Notice one time.  Within [***] Business Days after the first IND submission for a DM1 Product under the DM1 Program, unless CRISPR has previously exercised the DM1 Program Option, Vertex shall provide to CRISPR (a) if the DM1 Program Data Package has been previously delivered to CRISPR, a copy of such IND or (b) if the DM1 Program Data Package has not been previously delivered to CRISPR, the DM1 Program Data Package.  Unless CRISPR has previously exercised the DM1 Program Option as provided in this Section, CRISPR must exercise the DM1 Program Option within [***] days after the date of the first IND submission for a DM1 Product under the DM1 Program (provided that Vertex has given CRISPR written notice of such submission), or CRISPR will be deemed to have irrevocably waived its rights with respect to the DM1 Program Option.  During the period in which CRISPR remains eligible to exercise the DM1 Program Option, CRISPR may request, no more than once in each [***]-month period, that Vertex provide to CRISPR a report setting forth the Research Costs (and, if applicable, expenses relating to the Development of DM1 Products) incurred by or on behalf of Vertex (and its Affiliates and Sublicensees, as applicable) as of the date of such report, and estimated to be incurred by or on behalf of Vertex (and its Affiliates and Sublicensees, as applicable) up to and including the date that is [***] days after the date of the first IND submission for a DM1 Product under the DM1 Program.  Vertex shall provide such report within [***] days after receipt of CRISPR’s request.

(b)

Negotiation of Co-Commercialization Agreement.  In the event that CRISPR exercises the DM1 Program Option, the Parties shall negotiate in good faith the terms and conditions of the Co-Commercialization Agreement for a period of up to [***] days following the exercise of such option, which terms and conditions will be reasonable and customary for agreements of that type and will include: [***].  For clarity, Vertex will continue to conduct and will be solely responsible for, and continue to have sole and exclusive control over, the Research, Development and Manufacture of DM1 Products during the aforementioned [***]-day negotiation period and during the pendency of any matters referred for resolution pursuant to Section 5.1.6(c), and Vertex will

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

not be obligated to change any plans with respect to any Phase 1 Clinical Trial of a DM1 Product that are in effect at the time of CRISPR’s DM1 Program Option exercise, as a result of such DM1 Program Option exercise.  Upon execution of the Co-Commercialization Agreement by the Parties, DM1 Products will no longer be Products under this Agreement.

(c)

Escalation Procedure.  In the event the Parties, despite their good faith negotiations, are unable to agree on the terms and conditions of the Co-Commercialization Agreement before the end of the [***]-day negotiation period referred to in Section 5.1.6(b), the Parties shall refer those terms and conditions to which they have not mutually agreed to the Executive Officers, who shall use reasonable efforts to reach agreement on such terms and conditions.  If such Executive Officers are unable to reach consensus with respect to such terms and conditions within [***] days after such referral, the matter shall be referred for resolution in accordance with Schedule A, provided, that CRISPR shall have the right at any time after such [***] day period to withdraw its notice of exercise of the DM1 Program Option upon written notice to Vertex, in which case the Parties shall have no further obligations with respect to the negotiation of the Co-Commercialization Agreement.

(d)

Economics Upon Execution.  Upon any execution by both Parties of the Co-Commercialization Agreement, (i) Vertex shall promptly provide to CRISPR a report setting forth the Research Costs (and, if applicable, expenses relating to the Development of DM1 Products) incurred by Vertex (and its Affiliates and Sublicensees, as applicable) prior to the execution of the Co-Commercialization Agreement, and CRISPR shall, within [***] days of receiving such report, reimburse Vertex for [***]% of such costs and (ii) Vertex’s obligation to pay the milestone payments under Section 6.2 and Section 6.6.1 (to the extent the corresponding milestone events have not been achieved) and the royalty payments under Section 6.4 and Section 6.6.2 will terminate.  If the terms of this Agreement conflict with the terms of the Co-Commercialization Agreement, the terms of the Co-Commercialization-Agreement will control with respect to the DM1 Program and the terms of this Agreement will control with respect to all other matters.

(e)

Effect of No Option Exercise.  In the event that CRISPR does not exercise the DM1 Program Option, or if CRISPR withdraws its notice of exercise pursuant to Section 5.1.6(c), then Vertex shall remain solely responsible for all Development, Manufacturing and Commercialization activities of DM1 Products and the economic provisions set forth in ARTICLE 6 shall apply with respect to any and all DM1 Products.

5.2.	Regulatory Matters.
5.2.1.

Responsibilities.  Vertex or its designated Affiliates and Sublicensees will have the sole authority to prepare and file Regulatory Filings, each in its own name, and applications for Regulatory Approval and Price Approval for any and all Products, and will have the sole responsibility for communicating with any Regulatory Authority both prior to and following Regulatory Approval and Price Approval, including all communications and decisions with respect to (a) pricing of Products and (b) the negotiation of Product pricing with Regulatory Authorities and other Third Parties.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.2.2.

Ownership.  Ownership of all right, title and interest in and to any and all Regulatory Filings, Regulatory Approvals and Price Approvals directed to any Product in each country of the Territory will be held in the name of Vertex, its Affiliate, designee or Sublicensee.

5.3.	Commercialization.
5.3.1.

General.  Vertex will have sole and exclusive control over all matters relating to the Commercialization of Products, except as may be otherwise provided in the Co-Commercialization Agreement (as applicable).

5.3.2.

Commercial Diligence.  On a Major Market Country-by-Major Market Country basis, following receipt of Marketing Approval and Price Approval, as applicable, for a DMD Product or DM1 Product in the applicable Major Market Country, Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to Commercialize such DMD Product or such DM1 Product in such Major Market Country.

5.3.3.

Branding.  Vertex or its designated Affiliates or Sublicensees will select and own all trademarks used in connection with the Commercialization of any and all Products.  CRISPR will not use nor seek to register, anywhere in the world, any trademark that is confusingly similar to any trademark used by or on behalf of Vertex, its Affiliates or Sublicensees in connection with any Product.

5.3.4.

Reporting.  For so long as Vertex is conducting Commercialization activities under the DMD Program or the DM1 Program, no later than [***] and [***] of each Calendar Year, Vertex will provide CRISPR with a high-level report regarding the status of Vertex’s Manufacturing and Commercialization activities conducted since the previously provided report.

5.4.

Manufacturing.  Vertex will have the exclusive right to Manufacture and supply Products either itself or through one or more Affiliates or Third Parties selected by Vertex in its sole discretion.  The Parties may share information relating to the Manufacture of Products, and other products to be commercialized by CRISPR, to determine whether and how to leverage their respective manufacturing efforts, but shall have no obligation hereunder to enter into an agreement with respect thereto.

5.5.

Applicable Laws. Each Party will, and will require its Affiliates, Sublicensees and Subcontractors to, comply with all Applicable Law in its and their Research, Development, Manufacture and Commercialization of Products, including where appropriate, cGMP, GCP and GLP (or similar standards).

5.6.

Exchange of Information.  Notwithstanding anything to the contrary in this Agreement, Vertex will not be required to disclose to CRISPR any information (including information regarding any Product) that Vertex is prohibited from disclosing pursuant to Third Party confidentiality obligations, provided that, if the DM1 Program Data Package would, absent the provisions of this Section 5.6, be required to contain any such information, Vertex may redact such information from such DM1 Program Data Package solely to the minimum extent necessary to comply with any such Third Party confidentiality obligations.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 6.
FINANCIAL PROVISIONS

6.1.

Up-Front Fee to CRISPR.  Within four Business Days following the Effective Date, Vertex will pay CRISPR a one-time, non-refundable, non-creditable, up-front fee of $175,000,000 payable by wire transfer of immediately available funds to an account designated by CRISPR in writing.

6.2.	Milestone Payments.
6.2.1.

Development Milestones.  Subject to Section 6.6.1 with respect to Alternative Products, Vertex will pay CRISPR the milestone payments set forth in this Section 6.2.1 with respect to the first achievement by Vertex or any of its Affiliates or Sublicensees of the applicable milestone event with respect to a Product.  Each milestone payment set forth below is payable only once, regardless of the number of Products that achieve the relevant milestone event or the number of times a given Product achieves such milestone event such that, (a) [***], and (b) [***].

Milestone Event		[***]			[***]
		[***]	[***]	[***]
1	[***]				[***]
2	[***]				[***]
3	[***]	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]	[***]

[***].

6.2.2.

Commercial Milestones.  Subject to Section 6.6.1 with respect to Alternative Products, Vertex will pay CRISPR the milestone payments set forth in this Section 6.2.2 with respect to the first achievement by Vertex or any of its Affiliates or Sublicensees of the applicable milestone event with respect to a Product. Each milestone payment set forth below is payable only once, regardless of the number of Products that achieve the relevant milestone event or the number of times a given Product achieves such milestone event such that, (a) [***], and (b) [***].

Milestone Event	[***]			[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

6.2.3.

Notice; Payment.  Vertex will provide CRISPR with written notice upon the achievement by Vertex or any of its Affiliates or Sublicensees of each of the milestone events set forth in Section 6.2.1 or 6.2.2, such notice to be provided, (a) with respect to milestones under Section 6.2.1, within [***] days after achievement, and (b) with respect to milestones under Section 6.2.2, [***] for the Calendar Quarter in which such milestone is first achieved.  Following receipt of such notice, CRISPR will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate milestone payment within [***] days after receipt of such invoice.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.3.	DM1 Guide Research Plan Costs.
6.3.1.

DM1 Guide Research Plan Cost Share.  With respect to DM1 Guide Research activities conducted pursuant to the DM1 Guide Research Plan by CRISPR, Vertex will, subject to Section 6.3.3, be responsible for [***]% of such Research Costs incurred by CRISPR.

6.3.2.

Research Cost Reports.  As soon as practicable, but in any event within [***] Business Days after the end of each [***], CRISPR will provide Vertex with a flash report estimating reimbursable Research Costs under the DM1 Guide Research Plan, if any, incurred by it and its Affiliates during the just-ended [***].  Within [***] calendar days after the end of each [***], CRISPR will submit to Vertex an itemized report of such Research Costs, if any, incurred by CRISPR and its Affiliates during such [***] (the “Cost Report”), including reasonable supporting documentation.

6.3.3.

Reimbursement; Excess Costs.  Vertex will reimburse CRISPR for its share of the Research Costs incurred under the DM1 Guide Research Plan, as set forth in Section 6.3.1, in accordance with the DM1 Guide Research Plan Budget within [***] days after its receipt of the applicable Cost Report.  If the Research Costs for the DM1 Guide Research Plan exceed the DM1 Guide Research Plan Budget, CRISPR may include such excess costs in the applicable Cost Report, and Vertex will reimburse its share of such excess costs in accordance with Section 6.3.1, to the extent such excess costs do not exceed [***]% of Vertex’s share of the DM1 Guide Research Plan Budget in the applicable [***].

6.4.	Royalties.
6.4.1.

Royalty Rates.  Subject to Sections 6.4.2, 6.4.3, 6.4.4 and 6.6.2, Vertex will pay CRISPR royalties based on (i) the aggregate Net Sales of all DMD Products, and (ii) the aggregate Net Sales of all DM1 Products (each of (i) and (ii) measured separately for determining royalties below) sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year at the rates set forth in the table below.  The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

Calendar Year Net Sales (in Dollars) for DMD Products or DM1 Products in the Territory	Royalty Rates as a Percentage (%) of the applicable portion of Net Sales
Portion of Calendar Year Net Sales up to and including $[***]	[***]%
Portion of Calendar Year Net Sales that exceeds $[***], up to and including $[***]	[***]%
Portion of Calendar Year Net Sales that exceeds $[***], up to and including $[***]	[***]%
Portion of Calendar Year Net Sales that exceeds $[***]	[***]%

6.4.2.

Royalty Term.  Vertex will pay royalties to CRISPR under this Section 6.4 on a Product-by-Product and a country-by-country basis during the Royalty Term.  Upon the expiration of the Royalty Term for a given Product in a given country, the Exclusive License with respect to such Product will become fully-paid, perpetual and irrevocable.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.4.3.

[***] Generic Competition. If one or more Generic Products with respect to a Product is marketed and sold in a given country by one or more Third Parties during any Calendar Quarter during the Royalty Term and the [***] of such Product sold during such Calendar Quarter have [***] relative to average quarterly sales [***] of such Product in such country during the [***] Calendar Quarters immediately prior to the Calendar Quarter during which such Generic Product(s) was first marketed and sold in such country, then the Net Sales for such Product in such country, on a Product-by-Product and country-by-country basis, will thereafter be [***] the applicable royalties payable under Section 6.4.1 for so long as such reduction in [***] persists.

6.4.4.

Third Party Licenses.  Vertex may [***] from the royalties payable to CRISPR under this Section 6.4 [***] paid by Vertex under [***]; provided, however, that in no event will the royalties that would otherwise be payable to CRISPR, as reduced by Section 6.4.3 [***] under this Section 6.4.4; and provided further, that Vertex will be entitled to [***] any amounts with respect to which Vertex [***] pursuant to this Section 6.4.4 but [***] in this Section 6.4.4.  [***].

6.4.5.

Royalty Reports.  During the Agreement Term, following the first sale of a Product giving rise to Net Sales, within [***] days after the end of each Calendar Quarter, Vertex will deliver a report to CRISPR specifying on a Product-by-Product and country-by-country basis: (a) gross sales in the relevant Calendar Quarter, (b) Net Sales in the relevant Calendar Quarter, including an accounting of deductions applied to determine Net Sales; (c) a summary of the then-current exchange rate methodology then in use by Vertex, and (d) royalties payable on such Net Sales.  All royalty payments due under Section 6.4.1 or Section 6.6.2 for each Calendar Quarter will be due and payable within [***] days after Vertex’s delivery of the applicable report under this Section 6.4.5.

6.4.6.

Flash Reports.  As soon as practicable, but in no event later than [***] days from the last day of each Calendar Quarter, Vertex will provide CRISPR with a flash report providing a good faith estimate of Net Sales accrued in the preceding Calendar Quarter and the royalties payable to CRISPR on such Net Sales on a Product-by-Product and country-by-country basis.  The flash report may be based on forecasted numbers and it is understood that final reported Net Sales for purposes of calculating the royalty owed under Section 6.4.1 or Section 6.6.2, as applicable, may vary.

6.5.

Payments Under CRISPR In-License Agreements.  Amounts payable by Vertex under Section 4.6.1(b) or Section 4.6.1(d) will be due within [***] days of Vertex’s receipt of an invoice therefore from CRISPR.  Subject to Section 9.1, any other payment obligations arising under the CRISPR In-License Agreements as a result of the Research, Development or Commercialization of a Product by Vertex, its Affiliates and Sublicensees under this Agreement will be paid solely by CRISPR.

6.6.

Alternative Product Payments.  Notwithstanding anything in this Agreement to the contrary, with respect to any Alternative Product, Vertex shall pay to CRISPR the amounts set forth in Sections 6.6.1 and 6.6.2.

6.6.1.

Alternative Product Milestones.  Vertex shall pay to CRISPR an amount equal to (a) [***]% of the Development milestones set forth in Section 6.2.1, and (b) [***]% of the commercial milestones set forth in Section 6.2.2, in each case ((a) and (b)), upon the achievement of any milestone event set forth in Section 6.2.1 or Section 6.2.2 by such Alternative Product, provided that: (i) in the event that such Alternative

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Product achieves a milestone event set forth in Section 6.2.1 or 6.2.2, as applicable, that has already been achieved by a CRISPR Product, then the milestones set forth in this Section 6.6.1 shall not apply and Vertex shall have no further payment obligations with respect thereto, and (ii) in the event that such Alternative Product is the first Product to achieve a milestone event set forth in Section 6.2.1 or 6.2.2, as applicable, and such milestone event is later achieved by a subsequent CRISPR Product, then upon the achievement of the applicable milestone event by such subsequent CRISPR Product, Vertex shall pay to CRISPR an amount equal to the remaining [***]% of such milestone payment such that Vertex will have paid the full milestone payment set forth in Section 6.2.1 or 6.2.2, as applicable.

6.6.2.

Alternative Product Royalties.  In the event that Vertex Commercializes an Alternative Product in the Field during the Term, then for purposes of determining royalties resulting from sales of such Alternative Product, pursuant to Section 6.4.1, Net Sales of such Alternative Product shall be reduced by [***]% of the actual Net Sales of such Alternative Product.  For the avoidance of doubt, for purposes of calculating the applicable royalty tier set forth in Section 6.4.1 for DMD Products or DM1 Products, as applicable, such tier shall reflect the total aggregate Net Sales of all CRISPR Products in the applicable Calendar Quarter and [***]% of the total Net Sales of all Alternative Products such Calendar Quarter.

(a)

[***] Generic Competition.  If one or more Generic Products with respect to an Alternative Product is marketed and sold in a given country by one or more Third Parties during any Calendar Quarter during the Royalty Term and the [***] of such Alternative Product sold during such Calendar Quarter [***] relative to average quarterly sales [***] of such Alternative Product in such country during the [***] Calendar Quarters immediately prior to the Calendar Quarter during which such Generic Product(s) was first marketed and sold in such country, then the Net Sales for such Alternative Product in such country, on a Product-by-Product and country-by-country basis, will thereafter [***] the applicable royalties payable under Section 6.6.2 for so long as such reduction in [***] persists.

(b)

Third Party Licenses.  Vertex may [***] from the royalties payable to CRISPR under this Section 6.6.2 [***] paid by Vertex pursuant to [***]; provided, however, that in no event will the royalties that would otherwise be payable to CRISPR, as reduced by Section 6.6.2(a) [***] under this Section 6.6.2(b); and provided further, that Vertex will be entitled to [***] any amounts with respect to which Vertex [***] pursuant to this Section 6.6.2(b) but [***] in this Section 6.6.2(b).

6.7.	Payment Method; Currency.
6.7.1.	All payments under this Agreement will be paid in U.S. Dollars, by wire transfer or ACH transfer to an account designated by CRISPR (which account CRISPR may update from time to time in writing).
6.7.2.

If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent using Vertex’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.8.

Withholding Tax.  Where any sum due to be paid to CRISPR hereunder is subject to any withholding or similar tax, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due CRISPR, in a timely manner and promptly transmit to CRISPR an official tax certificate or other evidence of such withholding sufficient to enable CRISPR to claim such payment of taxes.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Vertex to CRISPR under this Agreement.  CRISPR will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

6.9.

Records.  During the Agreement Term, Vertex will keep and maintain accurate and complete records regarding Net Sales during the [***] preceding Calendar Years and CRISPR will keep and maintain accurate and complete records regarding the Research Cost covering the [***] preceding Calendar Years.  Upon [***] days prior written notice from the other Party (the “Auditing Party”), the Party required to maintain such records (as applicable, the “Audited Party”) will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates, as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 6.4.5, or Research Cost reported by CRISPR in accordance with Section 6.3, as applicable.  An examination by the Auditing Party under this Section 6.9 will occur not more than [***] in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] months before the date of the request.  The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours.  The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records.  Upon completion of the audit, the accounting firm will provide both the Auditing Party and the Audited Party a written report disclosing whether the reports submitted by Vertex, or the Research Cost reported by CRISPR, as applicable, are correct or incorrect and the specific details concerning any discrepancies.  No other information will be provided to the Auditing Party.  If the report or information submitted by the Audited Party results in an underpayment or overpayment, the Party owing underpaid or overpaid amount will promptly pay such amount to the other Party, and, if, as a result of such inaccurate report or information, such amount is more than [***] of the amount that was owed the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.

6.10.

Late Payment.  Any payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at an annual rate equal to [***] (or the maximum allowed by Applicable Law, if less).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

ARTICLE 7.
INTELLECTUAL PROPERTY

7.1.

Ownership; Assignment.  For the avoidance of doubt, the rights and obligations of the Parties under this ARTICLE 7 are subject to and limited by any applicable Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing (or via electronic data room) (a) with respect to Third Party Obligations existing as of the Execution Date, prior to the Execution Date, and (b) with respect to Third Party Obligations arising after the Execution Date, on or prior to the date on which such Third Party Obligations arise.

7.1.1.

CRISPR Technology and Vertex Technology.  As between the Parties, CRISPR will own and retain all of its rights, title and interest in and to the CRISPR Background Know-How, CRISPR Background Patents and CRISPR Platform Technology Patents and Vertex will own and retain all of its rights, title and interest in and to any Vertex Background Know-How and Vertex Background Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

7.1.2.	Agreement Technology.
(a)

CRISPR Program Technology.  As between the Parties, CRISPR will be the sole owner of any Know-How discovered, developed, invented or created solely by CRISPR or its Affiliates or Third Parties acting on their behalf in connection with activities under this Agreement, including CRISPR’s Research activities under the DM1 Guide Research Plan (“CRISPR Program Know-How”) and any Patents that cover or claim such Know-How (“CRISPR Program Patents” and together with the CRISPR Program Know-How, the “CRISPR Program Technology”), but excluding, for the avoidance of doubt, any [***] Patents, and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by CRISPR to Vertex under this Agreement.  CRISPR will promptly disclose to Vertex in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any CRISPR Program Technology under this Agreement.  CRISPR will not take any action to cause it not to Control all Know-How discovered, developed, invented or created by CRISPR or its Affiliates or Third Parties acting on their behalf in connection with Research activities under the DM1 Guide Research Plan.

(b)

Vertex Program Technology.  As between the Parties, Vertex will be the sole owner of any Know-How discovered, developed, invented or created solely by Vertex or its Affiliates or Third Parties acting on their behalf in connection with activities under this Agreement (“Vertex Program Know-How”) and any Patents that cover or claim Vertex Program Know-How (“Vertex Program Patents” and together with the Vertex Program Know-How, the “Vertex Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Vertex to CRISPR under this Agreement.  Any [***] Patents and Know-How assigned to Vertex under Section 7.2 will be considered Vertex Program Patents and Vertex Program Know-How, respectively.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(c)

[***] Joint Program Technology.  Any Know-How discovered, developed, invented or created jointly under this Agreement by both (i) Vertex, its Affiliates or Third Parties acting on Vertex’s behalf and (ii) CRISPR, its Affiliates or Third Parties acting on CRISPR’s behalf, while conducting activities under this Agreement, to the extent [***] (“[***] Joint Program Know-How”), and any Patents that [***] (“[***] Joint Program Patents,” and together with the [***] Joint Program Know-How, the “[***] Joint Program Technology”), will be owned solely by [***].  [***] will, and hereby does, assign to [***] or one or more of its designated Affiliates, [***] ownership interest in all [***] Joint Program Patents.  Within [***] days after [***] written request, [***] will take all actions and provide [***] with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.

(d)

[***] Joint Program Technology.  Any Know-How discovered, developed, invented or created jointly under this Agreement by both (i) Vertex, its Affiliates or Third Parties acting on Vertex’s behalf and (ii) CRISPR, its Affiliates or Third Parties acting on CRISPR’s behalf, while conducting activities under this Agreement, to the extent [***] (“[***] Joint Program Know-How”), and any Patents that [***] (“[***] Joint Program Patents,” and together with the [***] Joint Program Know-How, the “[***] Joint Program Technology”), will be owned solely by [***].  [***] will, and hereby does, assign to [***] or one or more of its designated Affiliates, [***] ownership interest in all [***]Joint Program Patents.  Within [***] days after [***] written request, [***] will take all actions and provide [***] with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.  Any Patents assigned to [***] under this Section 7.1.2(d) will be included in [***].  In addition, [***] hereby grants to [***] a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable (through multiple tiers), license to all [***] Joint Program Technology for any use.

(e)

Other Joint Program Technology.  Any Know-How discovered, developed, invented or created jointly under this Agreement by both (i) Vertex, its Affiliates or Third Parties acting on Vertex’s behalf and (ii) CRISPR, its Affiliates or Third Parties acting on CRISPR’s behalf, while conducting activities under this Agreement, that is not [***] Joint Program Know-How or [***] Joint Program Know-How (the “Other Joint Program Know-How”), and any Patents that solely claim or cover such Other Joint Program Know-How (the “Other Joint Program Patents,” and together with the Other Joint Program Know-How, the “Other Joint Program Technology”), will [***] including all rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by one Party to the other Party under this Agreement.  Except as expressly provided in this Agreement, neither Party will have any obligation [***] with respect to, or to [***], Other Joint Program Technology by reason of [***] thereof, and each Party [***] the laws of any jurisdiction [***].  If such [***], each Party [***].  Notwithstanding the foregoing, if either Party [***] such Other Joint Program Technology, it shall [***] the other Party, such [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(f)

Disclosure of Joint Program Technology.  Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Joint Program Technology under this Agreement.

7.2.

Assignment of [***] Patents to [***].  Within [***] days following the Effective Date, [***] will, and hereby does, assign to [***] or one or more of its designated Affiliates [***] ownership interest in any Patents that are [***] and that [***] (each such Patent, a “[***] Patent”), as of the Effective Date and as set forth on Schedule G.  During the Agreement Term, [***] will, and hereby does, assign to [***] or one or more of its designated Affiliates [***] ownership interest in any Know-How [***], and for the avoidance of doubt, [***] will not have the right to file any Patents on any such Know-How prior to or following such assignment to [***].  [***] will have no further right to control any aspect of the Prosecution and Maintenance of any [***] Patents that have been assigned to [***] pursuant to this Section 7.2.  [***] will take all actions and provide [***] with all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment.  Any Patents and Know-How assigned to [***] under this Section 7.2 will be considered [***].  With respect to any Know-How Controlled by [***] that pertains [***], if [***] Prosecutes and Maintains any Patents that [***], [***] will use reasonable efforts to Prosecute and Maintain such Patents so as to create [***] Patents that are separate from Patents that [***], or that [***], and [***] will, and hereby does, assign to [***] or one or more of its designated Affiliates such [***] Patents.

7.3.	Prosecution and Maintenance of Patents. The Parties hereby agree as follows with respect to the Prosecution and Maintenance of certain Patents, subject, in each case, to Third Party Obligations:
7.3.1.

CRISPR Platform Technology Patents.  Anything herein to the contrary notwithstanding, and subject to Section 7.3.5, CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of the CRISPR Platform Technology Patents.

7.3.2.

CRISPR Patents. CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of CRISPR Background Patents, CRISPR Program Patents and [***] Joint Program Patents.  CRISPR will use Commercially Reasonable Efforts to Prosecute and Maintain all CRISPR Background Patents, CRISPR Program Patents and [***] Joint Program Patents.

7.3.3.	Vertex Patents. Vertex will control and be responsible for all aspects of the Prosecution and Maintenance of all Vertex Background Patents, Vertex Program Patents and [***] Joint Program Patents.
7.3.4.	Other Joint Program Patents. The Parties will discuss and agree upon an allocation of responsibility for the Prosecution and Maintenance of the Other Joint Program Patents.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.3.5.	Other Matters Pertaining to Prosecution and Maintenance of Patents.
(a)

CRISPR will keep Vertex informed through its Patent Coordinator as to material developments with respect to the Prosecution and Maintenance of the CRISPR Platform Technology Patents, CRISPR Background Patents, CRISPR Program Patents and any applicable Joint Program Patents.  Without limiting the foregoing, solely with respect to CRISPR Program Patents and any applicable Joint Program Patents, CRISPR will (i) provide Vertex with copies of any office actions or office action responses or other correspondence that CRISPR provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings, and (ii) provide Vertex the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance activities.

(b)

If, during the Agreement Term, CRISPR intends to abandon a CRISPR Program Patent, or any applicable Joint Program Patent Covering a Product that CRISPR is responsible for Prosecuting and Maintaining in a particular country, then CRISPR will notify Vertex of such intention at least [***] days before such Patent will become abandoned, and Vertex will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

7.4.

Patent Coordinators.  Each Party will appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to the Prosecution and Maintenance and enforcement of Licensed Patents and Joint Program Patents.  The Patent Coordinators (or their designees) will meet in person or by means of telephone or video conference at least once each Calendar Quarter during the Agreement Term. Each Party may replace its Patent Coordinator at any time by providing notice in writing to the other Party.  The initial Patent Coordinators will be:

For Vertex: [***]

For CRISPR:  [***]

7.5.

Patent Costs.  Patent Costs arising after the Effective Date will be borne by Party responsible for the Prosecution and Maintenance of the applicable Patent under this Agreement, except as otherwise set forth in the Co-Commercialization Agreement.

7.6.

Defense of Claims Brought by Third Parties.  If a Third Party initiates a Proceeding against either Party claiming a Patent owned by or licensed to such Third Party is infringed by the Research, Development, Manufacture or Commercialization of a Product, each Party that is named as a defendant in such Proceeding will have the right to defend itself in such Proceeding.  The other Party will reasonably assist the defending Party in defending such Proceeding and cooperate in any such litigation at the request and expense of the defending Party.  The defending Party will provide the other Party with prompt written notice of the commencement of any such Proceeding and will keep the other Party apprised of the progress of such Proceeding and will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.  If both Parties are named as defendants in any Proceeding, both Parties may defend such Proceeding and the Parties will reasonably cooperate with respect to such defense.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.7.	Enforcement of Patents Against Competitive Infringement.
7.7.1.

Duty to Notify of Competitive Infringement.  If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Licensed Patents by reason of the making, using, offering to sell, selling or importing of (a) a product containing a [***] or (b) the resulting [***] made by such [***] in the Field (a “Competitive Infringement”) or any other infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any CRISPR Platform Technology Patent, such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement or other infringement.

7.7.2.

Infringement Proceeding.  Vertex will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to any Competitive Infringement by counsel of its own choice at its own expense, and CRISPR will have the right, at its own expense, to be represented in that action by counsel of its own choice; provided that in such Proceeding, Vertex shall reasonably consider CRISPR’s comments with respect to which Patents to seek to enforce against such infringing party, taking into consideration the overall value of the Patents Covering the relevant Product to CRISPR and its licensees.  If Vertex fails to initiate a Proceeding within a period of [***] after written notice of such Competitive Infringement is first provided by a Party under Section 7.7.1, CRISPR will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and Vertex will have the right to be represented in any such action by counsel of its own choice at its own expense; provided that if Vertex notifies CRISPR during such [***] period that it is electing in good faith not to institute any Proceeding against such Competitive Infringement for strategic reasons intended to maintain the commercial value of the relevant Patent and any Product Covered thereby, CRISPR will not have the right to initiate and control any Proceeding with respect to such Competitive Infringement.  Notwithstanding anything to the contrary contained herein, CRISPR will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.7.2 to the extent involving any CRISPR Platform Technology Patents but will (a) keep Vertex reasonably apprised of the progress of such Proceeding, (b) reasonably consider Vertex’s comments with respect to the conduct of such Proceeding and (c) not enter a settlement, consent judgment or other voluntary final disposition of a Proceeding that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity that has an adverse effect on Vertex’s rights hereunder with respect to a CRISPR Platform Technology Patent without Vertex’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

7.7.3.	Joinder.
(a)

If a Party initiates a Proceeding in accordance with this Section 7.7 or Section 7.8 the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding.  Subject to Section 7.7.4, the costs and expenses of each Party incurred pursuant to this 7.7.3 will be borne by the Party initiating such Proceeding.  CRISPR agrees to use Commercially Reasonable Efforts to cause Third Parties to be joined as a party plaintiff where necessary.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)

If one Party initiates a Proceeding in accordance with this Section 7.7, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

7.7.4.

Share of Recoveries.  Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.7 with respect to Competitive Infringement will be shared as follows:

(a)	the amount of such recovery will first [***]; then
(b)

except to the extent otherwise set forth in a Co-Commercialization Agreement entered into pursuant to this Agreement, any remaining proceeds constituting direct or actual damages will be paid to, or retained by, [***]; and

(c)

except to the extent otherwise set forth in a Co-Commercialization Agreement entered into pursuant to this Agreement, any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: [***].

7.7.5.

Settlement.  Notwithstanding anything to the contrary under this ARTICLE 7, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 7 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that Controls the relevant Patent; provided that the foregoing limitation shall not apply to CRISPR’s rights with respect to the CRISPR Platform Technology Patents (subject to the restriction set forth in Section 7.7.2).

7.8.	Other Infringement.
7.8.1.

Joint Program Patents.  With respect to the infringement of a Joint Program Patent that is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit.  Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.8.1 will be shared as follows: (a) the amount of such recovery [***]; then (b) any remaining proceeds will be allocated as follows: (i) [***]; and (ii) [***].

7.8.2.

Patents Solely Owned by CRISPR.  CRISPR will retain all rights to pursue an infringement of any Patent solely owned by CRISPR that is not a Competitive Infringement and CRISPR will retain all recoveries with respect thereto.

7.8.3.	Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.
7.9.

Patent Listing.  Vertex will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products,

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction; provided that Vertex shall not be permitted to provide any such information with respect to CRISPR Platform Technology Patents without CRISPR’s prior written consent.

7.10.

CREATE Act.  Notwithstanding anything to the contrary in this ARTICLE 7, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed.  With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

7.11.

Additional Right and Exceptions.  Notwithstanding any provision of this ARTICLE 7, CRISPR retains the sole right to Prosecute and Maintain CRISPR Platform Technology Patents and to control any enforcement of CRISPR Platform Technology Patents, subject to the restrictions set forth in Section 7.7.

7.12.

Patent Term Extension.  The Parties will cooperate with each other in obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Product.  Vertex will determine which patents from among the Vertex Background Patents, Vertex Program Patents and Joint Program Patents will be extended (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available).  CRISPR will abide by Vertex’s determination and cooperate, as reasonably requested by Vertex, in connection with the foregoing (including by providing appropriate information and executing appropriate documents).

7.13.

Recording.  If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, CRISPR will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation.  Vertex will reimburse CRISPR for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by CRISPR in complying with the provisions of this Section 7.13.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

8.1.	Representations and Warranties of Vertex. Vertex hereby represents and warrants to CRISPR, as of the Effective Date and the Execution Date, that:
8.1.1.

Vertex is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2.

Vertex (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.1.3.	Vertex has the requisite resources and expertise to perform its obligations hereunder;
8.1.4.

this Agreement has been duly executed and delivered on behalf of each of Vertex, and constitutes a legal, valid and binding obligation, enforceable against each of Vertex in accordance with the terms hereof;

8.1.5.

the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which Vertex is a party or by which Vertex is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Vertex; and

8.1.6.

Vertex has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement.

8.2.

Representations and Warranties of CRISPR.  CRISPR hereby represents and warrants to Vertex, as of the Execution Date and the Effective Date, that, except as otherwise set forth on Schedule H, which schedule may be supplemented or updated within five days following the HSR Clearance Date (provided that any such supplement or update may only contain information arising after the Execution Date):

8.2.1.

CRISPR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.2.2.

CRISPR (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

8.2.3.	to CRISPR’s Knowledge, CRISPR has the requisite resources and expertise to perform its obligations hereunder;
8.2.4.	this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
8.2.5.

the execution, delivery and performance of this Agreement by CRISPR will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

8.2.6.

except with respect to any required HSR approvals, CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.2.7.	the Licensed Technology constitutes all of the Patents and Know-How Controlled by CRISPR that are necessary to Research, Develop, Manufacture or Commercialize Products in the Field;
8.2.8.

CRISPR is the sole and exclusive owner or exclusive licensee of the [***], all of which are free and clear of any liens, charges and encumbrances, and, as of the Execution Date and the Effective Date, neither any license granted by CRISPR to any Third Party, nor any license granted by any Third Party to CRISPR conflicts with the license grants to Vertex hereunder and CRISPR is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Patents it purports to grant to Vertex under this Agreement;

8.2.9.

Schedule H sets forth a true, correct and complete list of all CRISPR Platform Technology Patents and CRISPR Background Patents as of the Execution Date and the Effective Date and indicates (a) whether each such Patent is [***] or a [***] and (b) whether such Patent is owned by CRISPR or licensed by CRISPR from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed;

8.2.10.

CRISPR has independently developed all Licensed Technology or otherwise has a valid right to use, and to permit Vertex, Vertex’s Affiliates and Vertex’s Sublicensees to use, the Licensed Technology for all permitted purposes under this Agreement;

8.2.11.

the CRISPR Background Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Vertex hereunder;

8.2.12.	[***];
8.2.13.

the field of the licenses granted under [***] of the Specified Agreement No. 2 includes the Field and the Specified Agreement No. 2 does not impose any material restrictions on Vertex’s exercise of its rights granted hereunder;

8.2.14.

it has complied with all Applicable Laws, including any disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the Prosecution and Maintenance of the CRISPR Platform Technology Patents and CRISPR Background Patents and has timely paid all filing and renewal fees payable with respect to any such Patents for which it controls Prosecution and Maintenance;

8.2.15.

it has obtained assignments from the inventors of all inventorship rights relating to the [***] and [***] that it owns, and all such assignments of inventorship rights relating to such Patents are valid and enforceable;

8.2.16.

except for the Existing CRISPR Agreements, there is no agreement between CRISPR (or any of its Affiliates) and any Third Party pursuant to which CRISPR has acquired Control of any of the Licensed Technology, and no Third Party has any right, title or interest in or to, or any license under, any of the Licensed Technology.  All Existing CRISPR Agreements are in full force and effect and have not been modified or amended (except for amendments provided to Vertex prior to the Execution Date).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CRISPR has no Knowledge that the Third Party licensor in an Existing CRISPR Agreement is in default with respect to a material obligation under such Existing CRISPR Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing CRISPR Agreement;

8.2.17.

CRISPR and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all CRISPR Background Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such CRISPR Background Know-How) and, [***] such CRISPR Background Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

8.2.18.	no Licensed Technology is subject to any funding agreement with any government or governmental agency;
8.2.19.	[***];
8.2.20.	there are no judgments or settlements against or owed by [***], pending or threatened claims or litigation, in either case relating to the Licensed Technology;
8.2.21.

there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, [***] threatened against CRISPR, any of its Affiliates or any Third Party, in each case, in connection with the Licensed Technology or relating to the transactions contemplated by this Agreement; and

8.2.22.

CRISPR has not employed (and, [***] has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

8.3.	CRISPR Covenants. CRISPR hereby covenants to Vertex that, except as expressly permitted under this Agreement:
8.3.1.

CRISPR will maintain, and will not [***] breach, any CRISPR In-License Agreements that provide a grant of rights from such Third Party to CRISPR that are Controlled by CRISPR and are licensed or may become subject to a license from CRISPR to Vertex for a Product under this Agreement;

8.3.2.

CRISPR will promptly notify Vertex of any material breach by CRISPR or any Affiliate thereof or a Third Party of any CRISPR In-License Agreements that provides a grant of rights from such Third Party to CRISPR or any such Affiliate and are licensed or may become subject to a license from CRISPR to Vertex for a Product under this Agreement, and in the event of a breach by [***], will [***] as soon as possible, but in no event later than the date on which [***];

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.3.3.

it will not amend, modify or terminate any CRISPR In-License Agreement in a manner that would have a material adverse effect on Vertex’s rights hereunder without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;

8.3.4.

it will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that materially and adversely restricts, limits or encumbers the rights granted to Vertex under this Agreement;

8.3.5.

it will promptly exercise its Option (as defined in the Specified Agreement No. 1) to each Relevant Capsid (as defined in the Specified Agreement No. 1) pursuant to and in accordance with [***] of the Specified Agreement No. 1;

8.3.6.

it will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing) or (b) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability or other restriction (including in connection with any indebtedness), except, in each case ((a) and (b)), as will not materially and adversely restrict, limit or encumber the rights granted to Vertex under this Agreement;

8.3.7.	it will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder;
8.3.8.

all employees and Subcontractors of CRISPR performing Research or Development activities hereunder on behalf of CRISPR will be obligated to assign to CRISPR all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to CRISPR with a right to grant sublicenses through multiple tiers;

8.3.9.

it will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

8.3.10.

CRISPR will inform Vertex in writing promptly if it or any Person engaged by CRISPR or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to CRISPR’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing services hereunder or thereunder.

8.4.	Vertex Covenants. Vertex hereby covenants to CRISPR that, except as expressly permitted under this Agreement:
8.4.1.	it will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder;
8.4.2.

Vertex will not engage, in any capacity in connection with this Agreement, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.4.3.

Vertex will inform CRISPR in writing promptly if it or any Person engaged by Vertex or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, [***] is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing services hereunder or thereunder.

8.5.

Disclaimer.  Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose.  Vertex and CRISPR understand that each Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product.

ARTICLE 9.
INDEMNIFICATION; INSURANCE

9.1.

Indemnification by Vertex.  Vertex will indemnify, defend and hold harmless CRISPR, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, an “CRISPR Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.1.1.

any claims of any nature arising out of the Research, Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Vertex (other than by any CRISPR Indemnified Party), other than (a)  claims by Third Parties relating to misappropriation of trade secrets or other intellectual property rights arising out of the exercise of rights under the Licensed Know-How, or (b) claims for which CRISPR is required to indemnify Vertex pursuant to Section 9.2; or

9.1.2.

the material breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of CRISPR or any CRISPR Indemnified Party.

9.2.

Indemnification by CRISPR.  CRISPR will indemnify, defend and hold harmless Vertex, its Affiliates, Sublicensees, Distributors and each of its and their respective employees, officers, directors and agents (each, a “Vertex Indemnified Party”) from and against any and all Liabilities that the Vertex Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

9.2.1.

the material breach by CRISPR of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of Vertex or any Vertex Indemnified Party; or

9.2.2.

any claims of any nature arising out of the Research activities performed by CRISPR (a) with respect to any Product prior to the Effective Date, or (b) under the DM1 Guide Research Plan, in each case ((a) and (b)), other than claims for which Vertex is required to indemnify CRISPR pursuant to Section 9.1.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.3.

Procedure.  Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder.  In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this ARTICLE 9, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim.  An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under this ARTICLE 9 only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim.  Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify.  The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be withheld, delayed or conditioned unreasonably other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully-responsible.  The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.

9.4.

Insurance.  Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request.  Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures for its other activities.

9.5.

Limitation of Consequential Damages.  Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 9, (b) claims arising out of a Party’s willful misconduct, (c) CRISPR’s breach of Section 4.4.1, or (d) a Party’s breach of ARTICLE 11, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

ARTICLE 10.
TERM; TERMINATION

10.1.

Agreement Term; Expiration.  Except with respect to Section 4.7, which shall become effective on the Execution Date, this Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will continue in full force and effect until this Agreement expires as follows:

10.1.1.

on a country-by-country and CRISPR Product-by-CRISPR Product or Alternative Product-by-Alternative Product basis, on the date of expiration of all payment obligations under this Agreement and the Co-Commercialization Agreement, if applicable, with respect to such CRISPR Product or Alternative Product in such country; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.1.2.

in its entirety upon the expiration of all payment obligations under this Agreement and the Co-Commercialization Agreement, if applicable, with respect to all CRISPR Products and Alternative Products in all countries pursuant to Section 10.1.1.

10.2.	Termination of the Agreement.
10.2.1.

Termination for Failure to Obtain HSR Clearance.  If the Effective Date has not occurred within [***] after the Execution Date, this Agreement may be terminated by either Party on written notice to the other Party.  In such event, neither Party shall have any further obligations under this Agreement, except for such Party’s obligations of non-disclosure pursuant to ARTICLE 11, which shall survive for the period set forth therein.

10.2.2.

Vertex’s Termination for Convenience.  Vertex will be entitled to terminate this Agreement as a whole, or terminate this Agreement in part with respect to a Program, for convenience by providing CRISPR [***] days’ written notice of such termination; provided, however, that if any termination under this Section 10.2.2 applies to a Product for which Vertex has received Marketing Approval, Vertex will provide CRISPR no less than [***] days’ notice of such termination.  If Vertex terminates this Agreement in part with respect to a Program pursuant to this Section 10.2.2, then, from and after the effective date of such termination and notwithstanding anything to the contrary set forth in this Agreement, the Field shall cease to include the diagnosis, treatment or prevention of (x) DMD, in the case of termination with respect to the DMD Program or (y) DM1 in the case of termination of the DM1 Program.

10.2.3.	Termination for Material Breach.
(a)

Vertex’s Right to Terminate.  If CRISPR is in material breach of this Agreement, then Vertex may deliver notice of such material breach to CRISPR.  If the breach is curable, CRISPR will have [***] days from the receipt of such notice to cure such breach.  If either CRISPR fails to cure such breach within such [***]-day period or the breach is not subject to cure (a “CRISPR Breach Event”), Vertex in its sole discretion may either (i) terminate this Agreement (A) if such breach relates solely relates to a Program, with respect to the Program affected by such breach (a “CRISPR Program Breach”) or (B) if such breach relates to both the DMD Program and the DM1 Program or this Agreement as a whole (a “CRISPR Agreement Breach”), in its entirety, by providing written notice to CRISPR or (ii) elect to exercise the alternate remedy provisions set forth in Section 10.3 (in lieu of termination).

(b)	CRISPR’s Right to Terminate.
(i)

If Vertex is in material breach of this Agreement, then CRISPR may deliver notice of such material breach to Vertex.  If the breach is curable, Vertex will have [***] days from the receipt of such notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] Business Days following receipt of such notice).  If either Vertex fails to cure such breach within the [***]-day or [***]-Business Day period, as applicable, or the breach is not subject to cure, CRISPR in its sole discretion may terminate this Agreement (i) if such breach

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

relates solely to the DMD Program or the DM1 Program, with respect to the Program affected by such breach, or (ii) if such breach relates to both the DMD Program and the DM1 Program or this Agreement as a whole, in its entirety, by providing written notice to Vertex.

(ii)

If Vertex (A) commences or actively and voluntarily participates in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Patent that is licensed to Vertex under this Agreement or (B) actively and voluntarily assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any Patent that is licensed to Vertex under this Agreement (each of (A) and (B), a “Patent Challenge”), then, to the extent permitted by Applicable Law, CRISPR shall have the right, in its sole discretion, to give notice to Vertex that CRISPR may terminate the license(s) granted under such Patent to Vertex [***] days following such notice, and, unless Vertex withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that Vertex does not have the power to unilaterally withdraw or cause to be withdrawn), Vertex ceases assisting any other party to such Patent Challenge and, to the extent Vertex is a party to such Patent Challenge, it withdraws from such Patent Challenge within such [***]-day period, CRISPR shall have the right to terminate this Agreement by providing written notice thereof to Vertex.  The foregoing right to terminate shall not apply with respect to any Patent Challenge where the Patent Challenge is made in defense of an assertion of the relevant Patent that is first brought by CRISPR against Vertex.  For the avoidance of doubt, any participation by Vertex or its employees in any claim, challenge or proceeding in response to a subpoena or as required under a pre-existing agreement between Vertex’s employee(s) or consultant(s) and their prior employer(s) shall not constitute active and voluntary participation or assistance and shall not give rise to CRISPR’s right to terminate any license hereunder.

10.2.4.

Disputes Regarding Material Breach.  Notwithstanding the foregoing, if the Breaching Party in Section 10.2.3 disputes in good faith the existence, materiality, or failure to cure of any such breach that is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.3, or the right to exercise the alternative remedy provisions of 10.3, as applicable, unless and until the relevant dispute has been resolved.  Any dispute not resolved through the Parties’ good faith discussions shall be referred to the Executive Officers for resolution.  If the Executive Officers are unable to resolve any such dispute within [***] days after the date such reference is made to the Executive Officers, either Party may pursue any rights or remedies of such Party under this Agreement at law or in equity.  It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.2.5.

Termination for Insolvency. If CRISPR makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] days of the filing thereof (each, an “Insolvency Event”), then Vertex may terminate this Agreement in its entirety effective immediately upon written notice to CRISPR.  If Vertex terminates this Agreement pursuant to this Section 10.2.5:

(a)

All rights and licenses now or hereafter granted by CRISPR to Vertex under or pursuant to this Agreement, including, for the avoidance of doubt, any Exclusive Licenses are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code.  Upon the occurrence of any Insolvency Event with respect to CRISPR, CRISPR agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.  CRISPR will, during the term of this Agreement, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement.  Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed Technology and all information related to the Licensed Technology.  If (x) a case under the U.S. Bankruptcy Code is commenced by or against CRISPR, (y) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (z) Vertex elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, CRISPR (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(i)

provide to Vertex all such intellectual property (including all embodiments thereof) held by CRISPR and such successors and assigns, or otherwise available to them, immediately upon Vertex’s written request.  Whenever CRISPR or any of its successors or assigns provides to Vertex any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 10.2.5(a)(i), Vertex will have the right to perform CRISPR’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Vertex will release CRISPR from liability resulting from rejection of the license or the failure to perform such obligations; and

(ii)

not interfere with Vertex’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)

All rights, powers and remedies of Vertex provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to CRISPR.  The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(i)

the right of access to any intellectual property rights (including all embodiments thereof) of CRISPR, or any Third Party with whom CRISPR contracts to perform an obligation of CRISPR under this Agreement, and, in the case of any such Third Party, which is necessary for the Manufacture, use, sale, import or export of Products; and

(ii)	the right to contract directly with any Third Party to complete the contracted work.
10.3.	Alternative Remedies to Termination.
10.3.1.

Alternative Remedy.  If a CRISPR Breach Event occurs, Vertex may elect the alternative remedy provisions of this Section 10.3.1 with respect to the Program that is the subject of such CRISPR Breach Event by providing written notice of such election to CRISPR, in which case, this Agreement will continue in full force and effect with respect to such Program, except that the milestone payments under Section 6.2 or 6.6.1, as applicable, and the royalty payments under Section 6.4 or 6.6.2, as applicable will be reduced by [***]% (after giving effect to all other applicable deductions under such Section 6.4 or 6.6, as applicable).  If Vertex exercises its rights under this Section 10.3.1, such exercise shall be Vertex’s sole remedy in connection with such CRISPR Breach Event; Vertex shall have no other rights hereunder or at law or in equity with respect to the relevant CRISPR Breach Event; and CRISPR shall have no obligation to cure such CRISPR Breach Event.

10.3.2.

[***].  If (a) CRISPR commits a breach or series of breaches of this Agreement, (b) Vertex incurs at least $[***] in aggregate losses, damages and expenses as a result of such breach or breaches, (c) Vertex does not terminate this Agreement due to such breach or breaches, and (d) Vertex has not exercised its rights under Section 10.3.1 with respect to such breach or breaches, then, in addition to any other remedies Vertex may have under this Agreement, at law or in equity or otherwise, [***].  [***] Vertex will provide CRISPR with a written certificate, signed by Vertex’s Chief Financial Officer, certifying [***].  Notwithstanding the foregoing, if CRISPR notifies Vertex in writing that it disputes Vertex’s assertion that CRISPR is in breach of this Agreement [***], then (a) Vertex will initiate the dispute resolution process set forth in Section 10.3.3, and (b) pending the Parties’ agreement regarding the appropriate [***] or a determination by the mediator [***] in accordance with Section 10.3.3(b), Vertex will [***].  If the Parties cannot settle their dispute by mutual agreement, then, in accordance with Section 10.3.3(b), the mediator will determine (1) [***], (2) whether any portion of the escrow account should be released to CRISPR and (3) [***] as a result of CRISPR’s breach of this Agreement, in which case Vertex will promptly pay CRISPR the amount of such excess plus interest accruing on such amount.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.3.3.	[***].
(a)

Escalation.  If Vertex has exercised its [***] rights under Section 10.3.2, and there is a dispute regarding whether CRISPR is in breach of this Agreement [***], either Party may make a written request that [***] be referred for resolution to Executive Officers of each Party (or their designees).  Within [***] days after such request, the Executive Officers of each Party (or their designees) will meet in person at a mutually acceptable time and location or by means of telephone or video conference to negotiate a settlement of a [***].  Each Party may elect to have such Party’s JAC representatives participate in such meeting, if desired, provided that it provides the other Party with reasonable advance notice of such intent so as to enable the other Party to have its JAC representatives also participate in such meeting, if desired.  In the event that the Executive Officers of each Party (or their designees) fail to resolve the [***] within such [***] period the [***] will be referred to mediation under Section 10.3.3(b).

(b)

Mediation.  If a [***] cannot be resolved pursuant to Section 10.3.3(a), the Parties agree to try in good faith to resolve any such [***] by non-binding mediation administered by JAMS End Dispute in accordance with its commercial mediation rules.  The mediation will be conducted by a single mediator appointed by agreement of the Parties who will have previous financial experience in the pharmaceutical industry, or failing such agreement by JAMS End Dispute in accordance with its commercial mediation rules.  Unless otherwise mutually agreed upon by the Parties, the mediation proceedings will be conducted in Boston, Massachusetts.  The Parties agree that [***] the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s).  Each Party will bear its own attorneys’ fees and associated costs and expenses.  If the Parties are unable to resolve a [***] pursuant to such mediation, then at the completion of such mediation the mediator will decide the following issues, which decision will be binding on the Parties pending final resolution of the [***] by a court of competent jurisdiction:

(i)	Whether the [***] by Vertex pursuant to Section 10.3.2 exceeds the mediator’s objective good faith estimate of [***]; and
(ii)	What amount (if any) may Vertex [***], which [***].
(c)	Mediator Resolution.
(i)	If the mediator determines that [***] by Vertex pursuant to Section 10.3.2 [***], the Parties will promptly cause [***] as provided for in Section 6.10. [***].
(ii)	If the mediator determines [***], Vertex may [***].
(iii)

The decisions rendered by mediator with respect to [***] will be binding on the Parties pending resolution of the [***] by the agreement of the Parties or by a court of competent jurisdiction in accordance with this Agreement.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.4.

Consequences of Expiration or Termination of the Agreement.  If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10, at any time and for any reason, the following terms will apply to any Product in any country or Program that is the subject of such expiration or termination (or, if this Agreement expires or is terminated in its entirety, to all Products in all countries and all Programs):

10.4.1.

Solely in the event of a termination of this Agreement, the Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information (i) is subject to a license or similar grant of rights that survives such termination, (ii) is necessary or useful to conduct activities for surviving Products or a surviving Program, or (iii) is Confidential Information under an Other CRISPR-Vertex Agreement and such Other CRISPR-Vertex Agreement has not been terminated at the time of termination of this Agreement.  Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

10.4.2.

Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

10.4.3.

The following provisions of this Agreement will survive any expiration or termination of this Agreement: ARTICLE 1 (Definitions), Section 4.1.1 (License Grant to Vertex) (to the extent set forth in Section 6.4.2), Section 4.1.4 (Licenses to Improvements), Section 4.3 (No Implied Licenses), Section 6.7 (Payment Method; Currency) through Section 6.10 (Late Payment) (in each case, solely to the extent of accrued obligations as contemplated by Section 10.4.2 and any payment obligations arising in respect of Alternative Products after the effective date of termination pursuant to the final sentence of this Section 10.4.3), Section 7.1 (Ownership; Assignment), Section 7.6 (Defense of Claims Brought by Third Parties) through Section 7.8 (Other Infringement) (in each case, with respect to proceedings to the extent relating to events occurring prior to the effective date of termination), Section 7.10 (CREATE Act), ARTICLE 9 (Indemnification; Insurance), this Section 10.4, Section 11.1 (Confidentiality) through Section 11.4 (Residual Knowledge Exception), and ARTICLE 12 (Miscellaneous).  Except with respect to any termination by Vertex under Section 10.2.3(a), in the event of a termination of this Agreement, Vertex’s payment obligations set forth in Section 6.6.1 and Section 6.6.2 shall survive such termination of this Agreement.

10.4.4.

Except as set forth in Section 10.4.6, in the event of a termination of this Agreement, either with respect to a Product or Program or in its entirety, the applicable licenses granted by CRISPR to Vertex under this Agreement will terminate and Vertex and its Affiliates will cease all Research, Development, Manufacture and Commercialization activities with respect to the applicable terminated Products or Program, except for any Alternative Product that is not Covered by and does not embody the Licensed Technology.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

10.4.5.

Effective upon (a) a termination of this Agreement with respect to a Program, Vertex will, and hereby does, assign to CRISPR, or one or more of its designated Affiliates, Vertex’s ownership interest in any (i) [***] Patents and (ii) Know-How assigned to Vertex under Section 7.2, in each case ((i) and (ii)), pertaining solely to Products under the terminated Program, and (b) a termination of this Agreement in its entirety, Vertex will, and hereby does, assign to CRISPR, or one or more of its designated Affiliates, Vertex’s ownership interest in all [***] Patents and all Know-How assigned to Vertex under Section 7.2.

10.4.6.

Any permitted Sublicense of Vertex will, at the Sublicensee’s option, survive such termination; provided that the Sublicensee is not in material breach of any of its obligations under such Sublicense.  In order to effect this provision, at the request of the Sublicensee, CRISPR will enter into a direct license with the Sublicensee on substantially the same terms as this Agreement (taking into account the scope of the licensee granted under such Sublicense); provided that CRISPR will not be required to undertake obligations in addition to those required by this Agreement, and that CRISPR’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

ARTICLE 11.
CONFIDENTIALITY

11.1.

Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for [***] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, such Other CRISPR-Vertex Agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, the terms of such Other CRISPR-Vertex Agreement.  Without limiting the generality of the foregoing, to the extent that a Party or any of its Affiliates provides to the other Party or any of its Affiliates any Confidential Information owned by any Third Party, the receiving Party will, and will cause its Affiliates to, handle such Confidential Information in accordance with the terms and conditions of this ARTICLE 11 applicable to a Receiving Party.

11.2.

Authorized Disclosure.  Notwithstanding the foregoing provisions of Section 11.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

11.2.1.

file or prosecute patent applications as contemplated by this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, such Other CRISPR-Vertex Agreement;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.2.2.	prosecute or defend litigation;
11.2.3.

exercise its rights and perform its obligations hereunder or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, under such Other CRISPR-Vertex Agreement; or

11.2.4.	comply with Applicable Law.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 11.2, the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.  In addition to the foregoing and except as otherwise prohibited or limited by clause (b) of the following sentence, [***] may disclose [***] Confidential Information to Third Parties as reasonably required to facilitate the actual or potential Research, Development, Manufacture or Commercialization of Products; provided that such disclosure is covered by terms of confidentiality and non-use similar to those set forth herein.

Notwithstanding anything to the contrary contained herein, (a) in no event may [***] disclose [***] Confidential Information to any Third Party (including any of [***] investors, collaborators or licensees) engaged in [***], and (b) in no event may [***] disclose [***] Confidential Information, other than the terms and conditions of this Agreement, to any Third Party (including any of [***] investors, collaborators or licensees) that [***] as its primary business.

11.3.

SEC Filings and Other Disclosures.  Either Party may disclose the terms of this Agreement (i) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will reasonably consider the comments of the other Party regarding confidential treatment sought for such disclosure and (ii) to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, strategic partners, collaborators or services providers, actual or potential financing sources or investors and actual or potential underwriters on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations).

11.4.

Residual Knowledge Exception.  Notwithstanding any provision of this Agreement to the contrary, Confidential Information will not include Residual Knowledge.  Any use made by the Receiving Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk.

11.5.	Public Announcements; Publications.
11.5.1.

Coordination.  CRISPR and Vertex will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided, however, that [***] will have no obligation to consult with [***] with respect to any scientific publication or public announcement concerning [***] Research, Development, Manufacture, Commercialization or use of any Product, except as otherwise expressly set forth in Section this ARTICLE 11.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.5.2.

Announcements.  The Parties will jointly issue a press release, in a form mutually agreed by the Parties in good faith, regarding the signing of this Agreement on a date to be determined by the Parties within [***] Business Days following the Effective Date.  Except as set forth in the preceding sentence and as may be expressly permitted under Section 11.3 or this Section 11.5.2, or as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party.  For the sake of clarity, nothing in this Agreement will prevent (i) [***] from making any scientific publication or public announcement concerning [***] Research, Development, Manufacture or Commercialization activities with respect to any Product under this Agreement; provided, however, that, except as permitted under Section 11.2, [***] will not disclose any of [***] Confidential Information in any such publication or announcement without obtaining [***] prior written consent to do so; and (ii) [***] from making any (A) scientific publication concerning [***] activities arising from, relating to or otherwise in connection [***]; and (B) public announcement or statement (including an Internet posting) regarding the identity of the Products, the nature of the collaboration of the Parties contemplated by this Agreement and the nature of each Party’s activities under this Agreement and the transactions contemplated hereby, in each case of this clause (B), to the extent previously publicly disclosed by [***] or as otherwise permitted under Section 11.3 or Section 11.5.4; provided, however, that (x) except as permitted under Section 11.2, [***] will not disclose any of [***] Confidential Information in any such publication, announcement, statement or Internet posting and (y) except as permitted under Section 11.2 or Section 11.5.4, [***] will not disclose any information related to the Research, Development, Manufacture or Commercialization of Products in any such publication, announcement, statement or Internet posting, in each case ((x) and (y)), without obtaining [***] prior written consent to do so.

11.5.3.

Publications.  During the Agreement Term, each Party will submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed academic, scientific and medical publication or public presentation related to any activities conducted hereunder; provided that, except as otherwise permitted in this Article 11, CRISPR shall not have the right to make any publications with respect to Products.  In each such instance, such review and approval will be conducted for the purposes of preserving the value of the Licensed Technology and the Vertex Technology, the rights granted to the Parties hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted.  Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Non-Disclosing Party no later than [***] days before submission for publication or presentation (or five Business Days in advance in the case of an abstract).  The Non-Disclosing Party will provide its comments with respect to such publications and presentations within [***] Business Days of its receipt of such written copy (or [***] Business Days in the case of an abstract).  The review period may be extended for an additional [***] days if the Non-Disclosing Party reasonably requests such extension including for the preparation and filing of patent applications.  Notwithstanding anything to the contrary, the Non-Disclosing Party may require that the other Party

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

redact the Non-Disclosing Party’s Confidential Information from any such proposed publication or presentation; provided, that neither Party shall be required to redact any information permitted to be disclosed pursuant to Section 11.3.  CRISPR and Vertex will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.  Notwithstanding the foregoing, (i) Vertex’s obligation to submit any publication to CRISPR for review and approval under this Section 11.5.3 will not apply to any publication that does not contain CRISPR’s Confidential Information or disclose any non-public information included in the Licensed Technology; provided, that where reasonably possible, Vertex will provide CRISPR with an advance copy of such publication if such publication is reasonably likely to have a material adverse effect on the value of the Licensed Technology, and (ii) CRISPR’s obligation to submit any publication to Vertex for review and approval under this Section 11.5.3 will not apply to any publication that does not contain any of Vertex’s Confidential Information, any information (other than that information described in Section 11.3, Section 11.5.2 or Section 11.5.4) related to the Research, Development, Manufacture or Commercialization of Products or any non-public information included in the Vertex Technology; provided, that where reasonably possible, CRISPR will provide Vertex with an advance copy of such publication if such publication is [***].

11.5.4.

Product Disclosures.  The Parties will, from time to time, discuss in good faith and endeavor to agree upon high-level talking points with respect to the status and progress of the Products for public disclosure.  Notwithstanding anything to the contrary in this Section 11.5, following any such agreement, nothing herein shall prohibit CRISPR from including such high-level talking points in any public announcement, presentation, publication or other public disclosure.

ARTICLE 12.
MISCELLANEOUS

12.1.

Assignment.  Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) Vertex, and subject to Section 12.2, CRISPR, may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; provided that such sale is not primarily for the benefit of its creditors; and (b) either Party may assign, in whole or in part, its rights and/or obligations under this Agreement to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement.  An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 12.1.  This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 12.1 will be void.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

12.2.	Change of Control of CRISPR.
12.2.1.

Notification.  CRISPR will notify Vertex in writing promptly (and in any event within [***] Business Days) following the execution of a definitive agreement by CRISPR that could reasonably be expected to result in a Change of Control of CRISPR.

12.2.2.	Effects of Change of Control of CRISPR. If, during the Agreement Term, CRISPR undergoes a Change of Control to a Competitor, then upon the effective date of such Change of Control [***].
12.3.

Force Majeure.  Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition.

12.4.

Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.

12.5.

Notices.  All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by electronic mail, confirmation of receipt requested, addressed as follows:

If to Vertex:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02110

E-mail: [***]

with a copy to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02110

E-mail: [***]

and:

Ropes & Gray LLP

Attn: [***]

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199-3600

E-mail: [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

If to CRISPR:

CRISPR Therapeutics AG
Attn: Chief Executive Officer
Baarerstrasse 14

6300 Zug

Switzerland

E-mail: [***]

with a copy to:

CRISPR Therapeutics AG
Attn: General Counsel
Baarerstrasse 14

6300 Zug

Switzerland

E-mail: [***]

and:

Goodwin Procter LLP

Attn: [***]

100 Northern Avenue

Boston, Massachusetts 02210

E-mail: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice.  Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or, if delivered or sent on a non-Business Day, then on the next Business Day); (b) on receipt if sent by overnight courier; or (c) when confirmation of receipt is sent, if sent by electronic mail.

12.6.

Amendment.  No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and CRISPR.

12.7.

Waiver.  No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of Vertex or CRISPR of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

12.8.

Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

12.9.	Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
12.10.

Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to CRISPR or Vertex from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

12.11.

Governing Law.  This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.

12.12.

Entire Agreement.  This Agreement, together with the Other CRISPR-Vertex Agreements, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including those certain Letter Agreements between Vertex and CRISPR dated March 7, 2019 and April 30, 2019, which are hereby superseded and replaced in their entirety as of the Execution Date, and any Confidential Information disclosed by the Parties under such agreements will be treated in accordance with the provisions of ARTICLE 11.

12.13.

Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

12.14.

Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k)  the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

12.15.

No Third Party Rights or Obligations.  No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

12.16.

Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.17.

Counterparts.  This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document.  Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

VERTEX PHARMACEUTICALS INCORPORATED	CRISPR THERAPEUTICS AG
By: /s/ Jeffrey Leiden _____________________	By: /s/ Rodger Novak___________________
Name: Jeffrey Leiden Title: Chairman, President and Chief Executive Officer	Name: Rodger Novak Title: President

[Signature Page to Strategic Collaboration and License Agreement]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule A

[***] Arbitration Procedures

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule B

CRISPR In-License Agreements

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule C

DM1 Guide Milestone Criteria

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule D-1

Initial DM1 Guide Research Plan

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule D-2

DM1 Guide Research Plan Budget

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule E

Subcontractors

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule F

CRISPR Background Know-How
(as of the Execution Date)

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule G

[***] Patents

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule H

CRISPR Disclosures

[***]